                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          BOLT BERANEK AND NEWMAN INC.
                (Name of Registrant as Specified In Its Charter)

                          BOLT BERANEK AND NEWMAN INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- - --------------------------------------------------------------------------------

[LOGO]                                           BOLT BERANEK AND NEWMAN INC.
                                                 150 CAMBRIDGEPARK DRIVE
                                                 CAMBRIDGE, MASSACHUSETTS 02140

                                                              SEPTEMBER 28, 1994

Dear Shareholder:

      You are cordially invited to attend the 1994 Annual Meeting of Shareholders of Bolt Beranek and Newman Inc. The Annual Meeting will be held in the Enterprise Room, 5th floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts, on Thursday, November 3, 1994, at 10:30 a.m.

      As set forth in the accompanying Notice and Proxy Statement, the primary business to come before this year's Meeting will include not only the election of directors, but also the approval of an increase in the number of shares available and an extension of the time for granting awards under the Company's 1986 Stock Incentive Plan, together with amendments to the plan to comply with Internal Revenue Code Section 162(m), as well as the approval of amendments to the plan as it relates to options for non-employee directors of the Company. The enclosed Proxy Statement fully describes these proposals, as well as other items to come before the Annual Meeting. We urge you to review the Proxy Statement carefully.

      We appreciate your continuing interest in the business of the Company and I personally hope that many of you will plan to attend this year's Annual Meeting, which will be my first as Chief Executive Officer of the Company.

      Whether or not you are able to attend, it is important that your shares be represented at the Annual Meeting. You are urged to vote, and then to sign, date, and mail the enclosed proxy card promptly.

      Very truly yours,

                               GEORGE H. CONRADES
                                 President and
                            Chief Executive Officer

                          BOLT BERANEK AND NEWMAN INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                NOVEMBER 3, 1994

To the Shareholders of
  BOLT BERANEK AND NEWMAN INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bolt Beranek and Newman Inc. will be held in the Enterprise Room, 5th floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts on Thursday, November 3, 1994, at 10:30 a.m. (local time) for the following purposes:

          1. To elect two directors to serve as a class of directors, each for a term of three years and until his successor is chosen and qualified.

          2. To amend the Company's 1986 Stock Incentive Plan by increasing the number of shares available for purchase under the Plan from 1,800,000 shares to 3,000,000 shares, by extending the period for granting awards under the Plan until December 1, 1999, and by making certain changes described in the accompanying Proxy Statement to conform to Internal Revenue Code Section 162(m); and to authorize the issuance of the additional shares of Common Stock under the Plan.

          3. Subject to approval of the proposal referred to in Item 2 above, to further amend the Company's 1986 Stock Incentive Plan to provide that in addition to the existing, outstanding options to purchase 10,000 shares under the Plan, each non-employee director will be automatically granted a 3,000 share option each year while serving as a director, and that the number of shares reserved for all non-employee director options under the Plan be increased from 100,000 to 150,000.

          4. To ratify the selection of the firm of Coopers & Lybrand as auditors of the Company for the fiscal year ending June 30, 1995.

          5. To consider and act upon any matters incidental to the foregoing purposes, or any of them, and any other matters which may properly come before said meeting and at any or all adjourned sessions thereof.

     The Board of Directors has fixed the close of business on September 13, 1994 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Whether or not you expect to attend the meeting, you are urged to complete and sign the accompanying form of proxy and return it promptly in the enclosed envelope.

                                            NANCY J. NITIKMAN
                                            Clerk

Cambridge, Massachusetts
September 28, 1994

BOLT BERANEK AND NEWMAN INC.
150 CAMBRIDGEPARK DRIVE
CAMBRIDGE, MASSACHUSETTS 02140
TELEPHONE (617) 873-2000

                                PROXY STATEMENT

     The enclosed form of proxy is solicited on behalf of the Board of Directors of Bolt Beranek and Newman Inc. (the "Company" or "BBN") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Enterprise Room, 5th floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts on Thursday, November 3, 1994, at 10:30 a.m., and at any and all adjourned sessions thereof. A proxy once given may be revoked by a shareholder, at any time before it is voted, by returning to the Company another properly signed proxy representing such shares and bearing a later date, or by otherwise delivering a written revocation to the Clerk of the Company. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Annual Meeting.

     In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. As of September 13, 1994, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding and entitled to vote 16,768,449 shares of Common Stock, $1.00 par value. Each such share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting.

     The presence (in person or represented by proxy) of the holders of a majority in interest of the issued and outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the Annual Meeting.

     The nominees for election as directors at the Annual Meeting who receive a plurality of the votes properly cast for the election of directors shall be elected directors. The affirmative vote of a majority of the votes properly cast upon the question is required for the approval of the increase in the number of shares available (and the authorization of their issuance) and the extension of the period for granting options under the 1986 Stock Incentive Plan, and the approval of Section 162(m) amendments to the Plan (Item 2 of the accompanying Notice), and the approval of amendments to the 1986 Stock Incentive Plan as it relates to options for non-employee directors (Item 3 of the accompanying Notice), although in order to list on the New York Stock Exchange the additional shares to be issuable under the amended 1986 Stock Incentive Plan (including to the non-employee directors), the total votes cast on Item 2 and on Item 3, respectively, of the accompanying Notice must each represent over 50% in interest of all shares entitled to vote on the proposal. The language of Section 162(m) of the Internal Revenue Code, as it pertains to shareholder approval of proposals such as Item 2, requires that approval by a "majority of the vote in a separate shareholder vote" be received on a proposal; final interpretive regulations under Section 162(m) have not yet been issued. The affirmative vote of a majority of the votes properly cast upon the question is required for the ratification of the selection of Coopers & Lybrand as independent auditors for the Company for 1995 (Item 4 of the accompanying Notice). The Company will count the total number of votes cast "for" approval of Items 2, 3, and 4 for purposes of determining whether sufficient affirmative votes have been cast.

     The Company will count shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers and nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have the discretionary voting power in the particular matter) on any other matter, only as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but none of the withheld votes, abstentions, or broker non-votes will be counted as "cast" or have any effect (outside of the NYSE listing requirements) on the outcome of voting on the particular matter, even though persons analyzing the results of the voting may interpret the results differently.

     It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about September 28, 1994.

     The Annual Report of the Company, including consolidated financial statements for the year ended June 30, 1994, is being mailed to the Company's shareholders with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material.

                           1.  ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes of directors, with each class having a staggered three-year term. The total number of directors is divided among the three classes so that, as nearly as may be possible, each of the classes has the same number of directors. As a result of action taken at the 1992 Annual Meeting, the Board consisted of six directors. In December 1993, George H. Conrades was elected a Class I director, with a term expiring in 1996, by action of the Board. On August 17, 1994, John A. Gilmartin, who had served as a director since 1992, resigned as a director for personal reasons. To fill the vacancy created by Mr. Gilmartin's resignation, on August 17, 1994 Lucie J. Fjeldstad was elected a Class III director, with a term expiring in 1995, by action of the Board. As a result, the Board currently consists of seven directors.

     Consistent with Massachusetts law and notwithstanding any inconsistent terms of the Company's Bylaws superseded by the law, for purposes of election at the Annual Meeting, the Board has fixed the number of directors at seven. As a result, two directors are to be elected at the Annual Meeting as Class II directors, with terms which expire at the annual meeting to be held in 1997. The Board has nominated John M. Albertine and Roger D. Wellington for election as Class II directors, as listed below.

     The current terms of office of the Class I and Class III directors do not expire this year, and each of the directors in these classes continues in office. Such directors' current terms expire in 1996 and 1995, respectively.

     Each director will continue in office until his or her term expires and until his or her successor is chosen and qualified, or until earlier death, removal, or resignation.

     Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates for the election to the Board of Directors as Class II directors of the two nominees listed below.

     Management knows of no reason why either nominee should not be available for election to the Board of Directors at the time of the Annual Meeting. However, should either of the nominees not be available, it is the intention of the persons named as proxies to act with respect to the filling of that office by voting the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may, in their discretion, determine. In no event will the proxy be voted for any number of directors greater than two.

BIOGRAPHICAL INFORMATION

     The biographical information that follows includes (1) the name and age of each nominee as a Class II director and for each director continuing in office,
(2) the principal occupation or employment of each during the past five years,
(3) the period during which each has served as a director of the Company, (4) the principal other directorships held by each, (5) the number of whole shares of Common Stock of the Company beneficially owned by each (as determined under the rules and regulations of the Securities and Exchange Commission), directly or indirectly, as of September 13, 1994, based upon information furnished by the nominee or director, (6) the percentage of the class outstanding so owned by each (where such percentage exceeds 1%), and (7) the date of the expiration of the term for which each nominee is a candidate and for which each continuing director holds office, and the class designation. Except as otherwise indicated, beneficial ownership consists of sole voting and investment power. Each of the nominees for election as a Class

II director is currently a director of the Company, most recently elected by the shareholders at the 1991 Annual Meeting.

                                                                                  SHARES OF
                                                                                    COMMON
                                                                              STOCK BENEFICIALLY
                                                                                 OWNED AS OF
                                                                     TERM       SEPTEMBER 13,
                                                        DIRECTOR   EXPIRES/         1994;
NAME AND PRINCIPAL OCCUPATION                     AGE    SINCE      CLASS      PERCENT OF CLASS
- - -----------------------------                     ---   --------   --------   ------------------
NOMINEES FOR DIRECTOR:
+      John M. Albertine......................... 50      1986       1997/           28,725(3)
       Chairman of the Board and Chief Executive                        II
       Officer of Albertine Enterprises, Inc.
         (1)(2)
*+     Roger D. Wellington....................... 67      1981       1997/           31,786(5)
       Consultant (4)                                                   II
DIRECTORS CONTINUING IN OFFICE:
       George H. Conrades........................ 55      1993       1996/          222,202(7)
       President and Chief Executive Officer (6)                         I             1.3%
       Lucie J. Fjeldstad........................ 50      1994       1995/                0
       President and Chief Executive Officer of                        III
       Fjeldstad International (8)
*      George N. Hatsopoulos..................... 67      1990       1996/           11,000(10)
       Chairman of the Board, President, and                             I
       Chief Executive Officer of Thermo
         Electron Corporation (9)
       Stephen R. Levy........................... 54      1973       1996/          387,991(12)
       Chairman of the Board (11)                                        I             2.3%
+      Andrew L. Nichols......................... 58      1978       1995/           10,400(14)
       Partner of Choate, Hall & Stewart (13)                          III

- - ---------------

+ Member of the Audit Committee of the Board of Directors.
* Member of the Compensation and Stock Option Committee of the Board of Directors.

 (1) Dr. Albertine has been Chairman of the Board and Chief Executive Officer of Albertine Enterprises, Inc., economic and public policy consultants, since its organization in 1990. Dr. Albertine was Vice Chairman of the Board of Farley Inc., a diversified manufacturing company, from 1986 to 1990, and Vice Chairman of the Board of its affiliate, Fruit of the Loom, Inc., a manufacturer of personal apparel, from 1987 to 1990. Dr. Albertine also held the office of Vice Chairman of the Company of West Point-Pepperell Inc., a textile manufacturer and an affiliate of Farley Inc., from 1989 to 1990. Dr. Albertine is a director of Thermo Electron Corporation and American Precision Industries, Inc.

 (2) In July, 1991, an involuntary petition was filed against Farley Inc., of which Dr. Albertine was Vice Chairman of the Board from 1986 to 1990, under Chapter 7 of the Federal bankruptcy laws. In September, 1991, Farley Inc. converted the Chapter 7 proceeding into a Chapter 11 reorganization, and a plan of reorganization was confirmed in December, 1992. Also in 1992, Farley Inc.'s holdings in West Point-Pepperell Inc., of which Dr. Albertine served as Vice Chairman of the Company from 1989 to 1990, was financially restructured by exchanging equity for debt forgiveness, as part of a so-called "pre-packaged" Chapter 11 bankruptcy reorganization of the Farley Inc. affiliate owning West Point-Pepperell. Dr. Albertine had also served as Vice Chairman of the Farley Inc. affiliate owning West Point-Pepperell from 1989 to 1990.

 (3) The shares shown as owned beneficially by Dr. Albertine include 324 shares owned by Dr. Albertine's spouse, as to which shares Dr. Albertine disclaims beneficial ownership, and 7,500 shares as to which Dr. Albertine has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 13, 1994. The shares shown as owned beneficially also include 15,367 shares represented by units allocated under the Company's deferred compensation plan for non-employee directors entitling Dr. Albertine as of July 1, 1994 to receive that number of shares on or after his deferral termination date.

 (4) Mr. Wellington serves as President and Chief Executive Officer of Wellington Consultants, Inc. and of Wellington Associates, international business consulting firms he founded in 1994 and 1989, respectively. Prior to 1989, Mr. Wellington served as Chairman of the Board of Augat Inc., a manufacturer of electromechanical components, for more than five years. Prior to 1988, he also held the positions of President and Chief Executive Officer of Augat Inc. Mr. Wellington is a director of Thermo Electron Corporation.

 (5) The shares shown as owned beneficially by Mr. Wellington include 7,500 shares as to which Mr. Wellington has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 13, 1994. The shares shown as owned beneficially also include 18,286 shares represented by units allocated under the Company's deferred compensation plan for non-employee directors entitling Mr. Wellington as of July 1, 1994 to receive that number of shares on or after his deferral termination date.

 (6) Mr. Conrades has been the President and Chief Executive Officer of the Company since his appointment by the Board effective in January 1994. Prior to that time, he had been employed for over 30 years at International Business Machines Corporation. During his employment with IBM, Mr. Conrades held a number of marketing-management and general-management positions, including most recently senior vice president, corporate marketing and services and general manager of IBM United States, with responsibility for all of that company's customer-related operations in the United States, including hardware, software, maintenance, and services, and for over 100,000 employees and approximately $27 billion in revenue. Mr. Conrades retired from IBM in March of 1992, and since that time and prior to his appointment as President of the Company, Mr. Conrades was consulting in venture capital businesses and was on the board of directors of several small technology ventures, including since 1993 the board of LightStream Corporation, a subsidiary of the Company. Mr. Conrades is a director of Westinghouse Electric Corporation.

 (7) The shares shown as owned beneficially by Mr. Conrades are comprised of 22,202 shares owned jointly with his spouse, as to which shares Mr. Conrades and his spouse share voting and investment power, and 200,000 shares as to which Mr. Conrades has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 13, 1994. If the shareholders do not approve the amendments to the Company's 1986 Stock Incentive Plan provided for in Item 2 (see information under the caption "2. Proposal to Amend the 1986 Stock Incentive Plan Relative to Increase in Shares, Extension of Period for Awards, and Changes to Conform to the Tax Code" below), options for 75,000 of such shares will be void. Mr. Conrades also owns $50,000 principal amount of the Company's 6% Convertible Subordinated Debentures due 2012.

 (8) Ms. Fjeldstad has been President and Chief Executive Officer of Fjeldstad International, computing, telecommunications, media/entertainment, and consumer electronics industries consultants, since its organization by her in 1993. Prior to that time, she had been employed for 25 years at International Business Machines Corporation. During her employment with IBM, Ms. Fjeldstad held a number of senior technical and management positions, including most recently corporate vice president, and general manager of multimedia (1992 to 1993); corporate vice president, and president of the multimedia and education division (1990 to 1992); and corporate vice president, and general manager of the general and public and academic section (1988 to 1990). Ms. Fjeldstad is also a director of Entergy Corporation, KeyCorp., PPG Industries, Inc., and Recognition International Inc.

 (9) Dr. Hatsopoulos is the founder and has been Chairman of the Board, President, and Chief Executive Officer of Thermo Electron Corporation, a manufacturer (including through subsidiaries) of analytical instruments, cogeneration systems, biomedical products, and industrial processing equipment, and a provider of environmental and engineering services worldwide, since 1956. Dr. Hatsopoulos is a director of Thermedics Inc., Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo Process Systems Inc., and ThermoTrex Corporation.

(10) The shares shown as owned beneficially by Dr. Hatsopoulos are comprised of 1,000 shares owned jointly with his spouse, as to which shares Dr. Hatsopoulos and his spouse share voting and investment power, and 10,000 shares as to which Dr. Hatsopoulos has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 13, 1994.

(11) Mr. Levy has been an officer of the Company since 1970, serving as President and Chief Executive Officer from 1976 to 1983, as Chairman of the Board and Chief Executive Officer from 1983 to 1993, as Chairman of the Board, President, and Chief Executive Officer in 1993, and as Chairman of the Board in 1994.

(12) The shares shown as owned beneficially by Mr. Levy include 32,995 shares held in his participant account under the BBN Retirement Trust, and 154,500 shares as to which Mr. Levy has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 13, 1994.

(13) Mr. Nichols has been a partner of the law firm of Choate, Hall & Stewart, Boston, Massachusetts, since 1969.

(14) The shares shown as owned beneficially by Mr. Nichols include 900 shares owned by a partnership of which Mr. Nichols is a general partner and has a 50% beneficial interest, and 7,500 shares as to which Mr. Nichols has the right to acquire ownership through the exercise of those options, held by him under the stock option plans of the Company, which are exercisable within 60 days of September 13, 1994.

BOARD OF DIRECTORS AND COMMITTEE ORGANIZATION

     During the Company's fiscal year ended June 30, 1994, the Board of Directors of the Company held a total of seven meetings. Each director who was not a full-time employee of the Company received an annual retainer of $10,000 for services as a director, plus $750 for each Board meeting attended by him during the year and for each date (other than the date of a meeting of the Board) on which he attended one or more meetings of committees of the Board, plus $375 for each date of a meeting of the Board on which he also attended one or more separate meetings of committees of the Board. Each incumbent director attended not less than 75% of the aggregate of the meetings of the Board and of the committees of which he was a member held during the fiscal year ended June 30, 1994.

     Under the Company's deferred compensation plan, each non-employee director has the option to make an annual election to defer his or her compensation as a director and to receive the deferred amounts in shares of the Company's Common Stock, either after the individual ceases to be a director or after the individual retires from his or her principal occupation. Deferred compensation is credited in units of stock of the Company, based on the value of the Common Stock at the time so credited. Messrs. Albertine and Wellington currently participate in this plan; at July 1, 1994, the two individuals had units under the plan entitling them to an aggregate of 33,653 shares of Common Stock.

     Audit Committee. The Audit Committee of the Board of Directors held four meetings during the fiscal year ended June 30, 1994. In general, the function of the Audit Committee is to recommend to the Board of Directors the engagement or discharge of the independent auditors; to consider with the independent auditors the scope of their audit and their audit fees; to review with the independent auditors the scope and results of their audit and their report and management letters; to review non-audit professional services by generic classification to be provided by the independent auditors, to review the magnitude of the range of fees for such non-audit services, and to consider the independence of the independent auditors; to review with the independent auditors and with the internal auditors and management of the Company, the Company's policies and procedures with respect to internal auditing, accounting, and financial controls; and to review the financial reporting and accounting standards and principles of the Company. Messrs. Albertine, Nichols, and

Wellington, none of whom is or has been an officer or employee of the Company, currently serve as the Audit Committee.

     Compensation Committee; Compensation Committee Interlocks and Insider Participation. The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") held eight meetings during the fiscal year ended June 30, 1994. In general, the function of the Compensation Committee is to administer the executive compensation and incentive compensation and stock option programs of the Company; to establish the compensation of the chief executive officer of the Company; to review salary and incentive bonus awards for other executive officers; and to award stock options.

     Messrs. Hatsopoulos and Wellington currently serve on the Compensation Committee. Mr. Gilmartin also served on the Compensation Committee until his resignation from the Board in August 1994. None of these individuals is or has been an officer or employee of the Company.

     Nominating Committee. The Board of Directors has not appointed a standing nominating committee.

                 2.  PROPOSAL TO AMEND THE 1986 STOCK INCENTIVE
                      PLAN RELATIVE TO INCREASE IN SHARES,
                  EXTENSION OF PERIOD FOR AWARDS, AND CHANGES
                           TO CONFORM TO THE TAX CODE

GENERAL

     For a number of years, the Company has utilized stock options in its overall compensation program. The most recent option plans in the Company's option program are the Company's 1983 Stock Option Plan and its 1986 Stock Incentive Plan (the "1986 Plan"). No further options may be granted under the Company's 1983 Stock Option Plan. As of September 13, 1994, under the 1983 and 1986 Plans, options to purchase an aggregate of 1,437,197 shares had been exercised, options to purchase 2,028,525 shares were outstanding and held by an aggregate of 182 individuals, and 89,274 shares were available on that date for the grant of future options under the 1986 Plan. Up to 1,501,850 additional shares could become available for options under the 1986 Plan if those options outstanding on September 13, 1994 under the 1986 Plan lapse or terminate. (Not included in these figures are options to purchase an aggregate of 400,000 shares which were granted under the 1986 Plan as proposed to be amended but which will be void if shareholder approval of this Item 2 is not received.)

     Under current accounting rules, neither the grant nor the exercise of stock options of the type typically granted by the Company results in a charge against the Company's earnings. However, the Financial Accounting Standards Board is considering new accounting rules for the treatment of stock options, which could require the Company in the future to expense the cost of stock option compensation on its statement of operations. Under current accounting rules, other types of awards permitted under the 1986 Plan although not typically used by the Company to date, including SARs and performance stock rights, may result in charges against the Company's earnings.

PROPOSAL

     The Company's shareholders approved and adopted the 1986 Plan at the Company's 1986 Annual Meeting. The 1986 Plan permits the granting to selected key employees of the Company and its subsidiaries, to a limited extent to non-employee directors of the Company, and to other key persons, of a variety of stock and stock based awards (collectively, the "Awards"), including stock options; automatic stock option grants to non-employee directors; the award of restricted and unrestricted shares; the granting of rights to receive cash or shares on a deferred basis or based on performance; the granting of rights to receive cash or shares in respect of increases in the value of the Common Stock ("SARs"); cash payments (so-called "tax offset payments") sufficient to offset the Federal income taxes of participants resulting from transactions under the 1986 Plan; loans to participants in connection with awards; and other Common Stock-based awards, including the sale or award of convertible securities, that meet the requirements of the 1986 Plan. Under the 1986 Plan as currently in effect, an aggregate of 1,800,000 shares of Common Stock of the Company is authorized for issuance. Of these, 100,000 are reserved for issuance under stock options granted or to be granted to non-employee directors. Of the shares currently authorized for issuance under the 1986 Plan other than for non-employee directors, 208,876 shares have been issued, and 1,456,850 shares are subject to outstanding options, leaving 34,274 shares currently available for option grants other than to non-employee directors. No Awards may be made under the 1986 Plan as currently in effect after August 17, 1996.

     The Board of Directors has adopted and is submitting to shareholders for their approval, amendments to the 1986 Plan which would (i) increase by 1,200,000 shares the number of shares of the Company's Common Stock authorized for issuance in respect of Awards made under the 1986 Plan; (ii) extend to December 1, 1999 the latest grant date for Awards under the 1986 Plan; and (iii) establish 750,000 as the maximum number of shares as to which stock options or as to which stock appreciation rights, respectively, may be granted under the 1986 Plan to any participant during the period January 1, 1994 to December 1, 1999, and make other changes to satisfy certain requirements of Section 162(m) of the Internal Revenue Code and the recently proposed regulations under that section ("Section 162(m)"). (See also "3. Proposal to Amend the Company's 1986 Stock Incentive Plan Relative to Non-Employee Director Options" below for information with respect to a separate proposal to amend the 1986 Plan.)

     The Company believes that the 1986 Plan is serving its purpose in helping to attract, retain, and reward key persons, and in strengthening the commonality of interest between key persons and the shareholders. To continue to meet these objectives, the Company believes that the availability of additional shares for Awards under the 1986 Plan is needed, and that the time for making Awards under the 1986 Plan should be extended.

     Of the 1,200,000 additional shares proposed to be made available for Awards under the amended 1986 Plan, options for 300,000 shares were granted to George
H. Conrades at the time of his hiring as chief executive officer of the Company in December 1993, under the plan as proposed to be amended but subject to shareholder approval of the plan amendments. Such provisional options were granted at a price of $12.375 per share, and would expire on December 28, 2003. Also, options for 50,000 shares were granted to Jonathan C. Crane at the time of his appointment as Vice President of the Company in February 1994, under the plan as proposed to be amended but subject to shareholder approval of the plan amendments. Such provisional options were granted at a price of $15.25 per share, and would expire on February 3, 2001. Also, options for 50,000 shares were granted to John T. Kish, Jr., at the time of his appointment as Vice President of the Company in August 1994, under the plan as proposed to be amended but subject to shareholder approval of the plan amendments. Such provisional options were granted at a price of $14.125 per share, and would expire on August 17, 2001. In the event that the shareholders do not approve the amendments to the 1986 Plan as proposed in Item 2, the 300,000 share option to Mr. Conrades, the 50,000 share option to Mr. Crane, and the 50,000 share option to Mr. Kish will be void and of no effect.

     Except as described with respect to Messrs. Conrades, Crane, and Kish and to the automatic grants to non-employee directors, no determination has been made as to which individuals may receive options or rights under the amended 1986 Plan; as to the number of shares, up to the maximum limit provided in the amended 1986 Plan, to be covered by any such options or rights to a single individual; or as to the number of individuals to whom such options or rights will be granted. The proceeds received by the Company from the sale of stock pursuant to the 1986 Plan will be used for the general purposes of the Company or, in the case of the receipt of payment in shares of Common Stock, as the Board of Directors may determine, including redelivery of the shares received upon exercise of options.

     Subject to adjustment for stock splits and similar events, the total number of shares of Common Stock that can be issued under the 1986 Plan, as amended, is 3,000,000 shares, of which a maximum of 150,000 shares will be available for stock options for non-employee directors. Awards and shares which are forfeited, reacquired by the Company, satisfied by a cash payment by the Company, or otherwise satisfied without the issuance of Common Stock are not counted. As described under the caption "Summary of the 1986 Stock Incentive Plan -- Other Stock-based Awards", the 1986 Plan would also permit the issuance of debt securities convertible into Common Stock. The 1986 Plan authorizes the Committee to issue Awards (on such terms and conditions as it deems are appropriate substitutions) in substitution for awards held by employees of companies or businesses acquired by the Company. The shares that could be delivered under such substitute awards would be in addition to the maximum number of shares authorized under the 1986 Plan but only to the extent that the substitute awards are both granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Securities Exchange Act of 1934 and are granted in substitution for awards issued under a plan approved, to the extent then required, under Rule 16b-3 (or any successor rule under the Securities Exchange Act of 1934), by the stockholders of the entity which issued such predecessor awards.

     In addition to the increase in the number of shares authorized for issuance and the extension of the latest grant date for Awards under the 1986 Plan, the Company also proposes to amend the 1986 Plan to establish 750,000 as the maximum number of shares as to which stock options, and 750,000 shares as the maximum number of shares as to which stock appreciation rights, may be granted to any participant under the 1986 Plan during the period between January 1, 1994 and December 1, 1999. This amendment is necessary in order to ensure that remuneration attributable to stock options and stock appreciation rights will qualify as "performance based" under Section 162(m) of the Internal Revenue Code and, consequently, will not be subject to the deduction limitations imposed by that Section on executive compensation. Section 162(m), in general, limits to $1,000,000 the amount of compensation a publicly-traded corporation may deduct for compensation in any year to any of certain key officers, but makes an exception for performance-based compensation that meets specified requirements. Proposed regulations under Section 162(m) exempt from the deduction limit stock options and stock appreciation rights which have been granted pursuant to a plan approved by the stockholders and which limits the number of shares for which options and rights may be granted to any one individual during a specified period. The proposed amendment to the 1986 Plan is intended to provide that limit. Also, the Company proposes to amend the 1986 Plan to track more closely the language of Section 162(m) by providing that the Committee of the Board which administers the 1986 Plan, currently required to be comprised of not less than three directors, would in the future be required to consist of directors, not fewer than two, all of whom would be required to be both "Disinterested Persons" as defined in the 1986 Plan and, to the extent required under Section 162(m), "outside directors" as that term is used in Section 162(m).

AMENDED 1986 PLAN BENEFITS

     The table below sets forth information with respect to the stock options granted to date under the 1986 Plan as proposed to be amended, conditioned upon shareholder approval of the plan amendments.

                                                          1986 PLAN, AS PROPOSED TO BE AMENDED
NAME AND POSITION                                            NUMBER OF PROVISIONAL OPTIONS
- - -----------------                                         ------------------------------------
George H. Conrades, President and Chief Executive
  Officer...............................................                 300,000
Jonathan C. Crane, Vice President.......................                  50,000
John T. Kish, Jr., Vice President.......................                  50,000

RECOMMENDATION

     The Board believes that the Company's stock option plans have contributed to the progress of the Company by providing incentives to persons key to its success. Intense competition among business firms for directors and executives and other key persons makes it important for the Company to maintain an effective compensation program in order to continue to attract, motivate, and retain persons necessary to further the Company's growth. Competing compensation programs of other companies make it important that the Company's program continues and has maximum flexibility. The Board believes that the 1986 Plan, as amended, will continue to assist the Company in meeting the competitive situation created by the varied compensation programs of other companies. Accordingly, the Board believes that the proposal is in the best interests of the Company and its shareholders and recommends that the shareholders approve the amendments to the 1986 Plan.

     It is the intention of the persons named as proxies to vote the shares to which the proxy relates to approve the amendments to the 1986 Plan outlined in the proposal under Item 2 and to authorize the issuance under the 1986 Plan of up to 1,200,000 additional shares of Common Stock (making the aggregate 3,000,000), unless instructed to the contrary. The outlined amendments to the 1986 Plan will not take effect, and the

300,000, 50,000, and 50,000 share options conditionally granted to Mr. Conrades, Mr. Crane, and Mr. Kish, respectively, will be voided, if the proposal is not approved.

     The Board of Directors recommends a vote FOR this proposal.

SUMMARY OF THE 1986 STOCK INCENTIVE PLAN

     The full text of the existing 1986 Plan is set forth in Exhibit A to this Proxy Statement, together with language, printed in brackets and lined-through, proposed to be deleted and language, printed with underscoring, proposed to be added, together constituting the amendments submitted for approval. (Proposed changes to Section 6(m) of the 1986 Plan are not included in the vote for this
Item 2 but are voted upon separately under Item 3 below.) Reference is made to Exhibit A for the text of the plan, and the following description of certain features of the 1986 Plan is qualified in its entirety by that reference.

     Administration; Eligible Persons. The 1986 Stock Incentive Plan is administered by a Committee of the Board of Directors (which currently is the Compensation and Stock Option Committee) consisting of no fewer than three directors. All members of the Committee must be "disinterested persons" as that term is defined under rules promulgated by the Securities and Exchange Commission. All members of the Committee serve at the pleasure of the Board of Directors. As proposed to be amended, the Committee would be required to consist of directors, not fewer than two, all of whom would be required to be both "Disinterested Persons" as defined in the 1986 Plan and, to the extent required under Section 162(m) of the Internal Revenue Code, "outside directors" as that term is used in Section 162(m).

     The Committee has full power to select, from among the persons eligible for Awards, the individuals to whom Awards will be granted, to make any combination of Awards to any participants, and to determine the specific terms of each grant, subject to the provisions of the 1986 Plan. Persons eligible to participate in the 1986 Plan will be those officers and other full-or part-time key employees of the Company and its subsidiaries (excluding any director who is not a full-time employee except as to a fixed number of stock options granted to each non-employee director, as described below under Item 3) and other key persons, who are responsible for or contribute to the management, growth, or profitability of the business of the Company and its subsidiaries, as selected from time to time by the Committee.

     Stock Options. The 1986 Plan permits the granting of non-transferable stock options that qualify as incentive stock options under Section 422(b) of the Internal Revenue Code ("incentive options" or "ISOs") and non-transferable stock options that do not so qualify ("nonstatutory options"). The option exercise price of each option shall be determined by the Committee in its discretion but may not be less than the fair market value of the Common Stock on the date the option is granted in the case of incentive options, and not less than 50% of such fair market value in the case of nonstatutory options.

     The term of each option will be fixed by the Committee but may not exceed 10 years (5 years in certain circumstances) from the date of grant in the case of an incentive option or 10 years and one day from the date of grant in the case of a nonstatutory option. On September 20, 1994, the closing price of the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal, was $17.125. Based on current accounting and reporting standards, the amount of excess, if any, of the fair market value of the Common Stock on the date the option is granted over the option price will be accounted for on the books of the Company, in general, as compensation to the optionee and generally amortized over the vesting period.

     The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. The Committee may in its discretion provide that upon exercise of an option, instead of receiving shares free from restrictions under the 1986 Plan, the participant will receive shares of Restricted Stock or Deferred Stock.

     The option exercise price of options granted under the 1986 Plan must be paid in cash or, if the Committee so determines, by delivery of shares of unrestricted Common Stock or a combination of cash and shares. The 1986 Plan authorizes the Committee to permit "pyramiding", which involves the exercise of an option in successive stages using as the payment at each stage shares which have been acquired under the option in preceding stages. Under current accounting standards, pyramiding would result in an accounting treatment more like stock appreciation rights than options, resulting in a charge to earnings.

     In the event of termination of employment by reason of normal retirement, disability, or death, an option may thereafter be exercised (to the extent it was then exercisable) for a period of up to three years, as determined by the Committee at or after the grant date, subject to the stated term of the option. (For this purpose and except as otherwise determined by the Committee, options will be deemed to have become fully exercisable immediately prior to death if not already fully exercisable.) If an optionee terminates employment by reason of normal retirement or disability and thereafter dies while the option is still exercisable, the option will in general be exercisable for at least a year following death, subject to the stated term of the option. The Committee may at or after the grant date provide for acceleration of the exercisability of an option upon termination of employment.

     If the employment of an optionee terminates for any reason other than normal retirement, disability, or death, his or her options will remain exercisable, to the extent then exercisable, for 60 days (or such longer period up to three years as the Committee shall determine at or after the grant date) following termination, subject to the stated term of the option. In the case of optionees receiving other severance benefits in connection with the termination of employment, a portion of any options not otherwise exercisable at termination of employment may be accelerated. The Committee may also provide for the forfeiture or recision of Awards in the event an optionee competes with the Company or its subsidiaries or discloses confidential information, either before or after exercise.

     Without taking into account the proposed plan amendments described under
Item 3 below, the 1986 Plan provides that each person who is a non-employee director is automatically granted a nonstatutory option for 10,000 shares of Common Stock, at an option exercise price equal to the fair market value of the Common Stock on the date of grant. Non-statutory options granted to non-employee directors are for a term of 5 years and vest in equal annual installments over the first four years. Upon expiration of the original 5-year term of these options, a new option is automatically granted at a new option price (equal to the fair market value of the Common Stock on the date of grant) for a new 5-year period, exercisable for 10,000 shares (or such lower amount available under the overall program limits). Non-employee directors are not be eligible for stock appreciation rights or other Awards under the 1986 Plan, other than the automatic grants of nonstatutory options described in this paragraph.

     Stock Appreciation Rights. The Committee may also grant non-transferable stock appreciation rights, alone or in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or shares of unrestricted Common Stock, Restricted Stock, or Deferred Stock (as determined by the Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. Stock appreciation rights may be granted separately from or in tandem with the grant of an option. Each tandem stock appreciation right terminates upon the termination or exercise of any accompanying option.

     In addition to stock appreciation rights exercisable at the discretion of the holder, the Committee may also determine in its sole discretion that, if so requested by an option holder, the Company will pay the optionee, in cancellation of the related option, any combination of cash, unrestricted Common Stock, Restricted Stock, or Deferred Stock (as determined by the Committee) not greater in value than the increase since the date of grant of the option in the value of the shares covered by the option.

     The fair market value of a share will generally be the closing sale price on the date of exercise. However, the 1986 Plan gives the Committee discretion to establish a uniform "fair market value" that would apply to any rights which are exercised or requests which are made and honored with respect to officers (including officers who are directors) of the Company during certain designated periods, irrespective of the market price of the Common Stock on the particular day during such period on which such rights are exercised. This authority has been included in order to eliminate differences in the appreciation payable with respect to rights exercised by officers who may be subject to potential liability under Section 16(b) of the Securities Exchange Act of 1934 in respect of rights settled in cash unless they exercise such rights during certain limited periods. At present, such periods consist of four ten-day "window periods" each year following publication of quarterly or annual earnings results of the Company. The Committee may not establish for this purpose a "fair market value" for any period which exceeds the highest closing sale price of the Common Stock reported on the New York Stock Exchange during such period.

     Based on current accounting and reporting standards, there would be a charge to earnings with respect to any stock appreciation rights which have been granted, based upon the amount of appreciation, if any, in the market value of the shares covered under the related options over the option price, and there would be a credit to earnings, to the extent of previously recognized charges for appreciation, for decline in the market value of such shares. Based on current accounting and reporting standards, applicable charges and credits would commence with the granting of stock appreciation rights based on market appreciation or depreciation above or below the option price and would continue to be recorded quarterly until the exercise, surrender, or termination of the rights.

     Restricted Stock and Unrestricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The purchase price, if any, of shares of Restricted Stock shall be determined by the Committee, but if any purchase price is payable in an amount which exceeds the lesser of the par value of the shares or 10% of the fair market value of the Common Stock on the award date, it shall be equal to at least 50% of the fair market value of the Common Stock on the award date.

     Recipients of Restricted Stock must enter into a Restricted Stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. The Committee may at any time waive such restrictions or accelerate such dates. Shares of Restricted Stock are non-transferable and if a participant who holds shares of Restricted Stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, the Company will have the right within 60 days following termination of employment to require the forfeiture or repurchase of the shares in exchange for the amount, if any, which the participant paid for them. Prior to the lapse of restrictions on shares of Restricted Stock, the participant will have all rights of a shareholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to Restricted Stock or specifically set forth in the Restricted Stock award agreement.

     The Committee may also grant shares (at no cost or for a purchase price equal to par value or less) which are free from any restrictions under the 1986 Plan ("Unrestricted Stock"). Unrestricted Stock could be issued in recognition of past services or in other circumstances where the Committee determines the grant to be in the best interests of the Company.

     Deferred Stock. The Committee may also make Deferred Stock awards under the 1986 Plan. These are non-transferable Awards entitling the recipient to receive shares of Common Stock without any payment in one or more installments at a future date or dates, as determined by the Committee. Receipt of Deferred Stock may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. A recipient of a Deferred Stock award must enter into an agreement setting forth the applicable provisions for deferral and receipt of stock, as determined by the Committee. Except as otherwise determined by the Committee, all such rights will terminate upon the participant's termination of employment. Any deferral restrictions under a Deferred Stock award may be waived by the Committee at any time prior to termination of employment.

     Performance Units. The Committee may also award non-transferable Performance Units entitling the recipient to receive shares of Common Stock or cash in such combinations as the Committee may determine. Payment of the Award may be conditioned on achievement of individual or Company performance goals over a fixed or determinable period and such other conditions as the Committee shall determine. A recipient of the Award must enter into an agreement setting forth the applicable conditions, as determined by the Committee. Except as otherwise determined by the Committee, rights under a Performance Unit award will terminate upon a participant's termination of employment. Any conditions in an Award may be waived or modified by the Committee at any time prior to termination of employment.

     Performance Units may be awarded independently or in connection with stock options or other Awards under the 1986 Plan. Unless otherwise determined by the Committee, exercise of Performance Units issued in connection with stock options shall reduce the number of shares subject to the option on such basis as is specified in the award agreement.

     Other Stock-based Awards. The Committee may in its discretion grant other types of Awards of, or based on, Common Stock ("Other Stock-based Awards"). Such Awards may include debt securities convertible into or exchangeable for shares of Common Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Subject to the purchase price limitations described below in this paragraph, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt security shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt security to prevent a Company transaction by reason of covenants in such debt security. The Committee may determine the amount and form of consideration, if any, payable upon the issuance of convertible securities, except that no shares of Common Stock, other than Common Stock issued for a price, if any, of par value or less, shall be issued unless the Company has received payment for the Common Stock (or for the securities convertible into the Common Stock) equal to at least 50% of the fair market value of the Common Stock on the grant or effective date, or the exchange or conversion date, under the Award, as determined by the Committee.

     The Committee may prescribe limitations or conditions requiring forfeiture by the participant, or permitting repurchase by the Company, of Other Stock-based Awards or related Common Stock or securities, and may at any time, if it determines such action to be in the best interests of the Company, accelerate or waive any such limitations or conditions. Participants receiving an Other Stock-based Award must enter into Other Stock-based Award agreements with the Company, setting forth the applicable limitations and conditions.

     Other Stock-based Awards may not be sold, assigned, transferred, pledged, or encumbered except as may be provided in the Other Stock-based Award agreement, and in no event may be transferred other than by will or by the laws of descent and distribution or be exercised, during the life of the participant, other than by the participant's guardian or legal representative.

     The recipient of an Other Stock-based Award will have rights of a shareholder only to the extent, if any, specified by the Committee in the Other Stock-based Award agreement.

     Supplemental Grants. In connection with Awards granted or exercised under the 1986 Plan, the Committee may authorize loans from the Company to the participant. Loans, including extensions, may be for up to 10 years and may be either secured or unsecured. Each loan shall be subject to such terms and conditions and shall bear such rate of interest, if any, as the Committee shall determine. However, no such loan shall be used to pay the par value of any shares issued to the borrower, and the amount of any such loan shall not exceed the total exercise or purchase price paid by the borrower under an award or for related stock plus an amount equal to the cash payment which could have been paid to the borrower in respect of taxes as described in the next paragraph. Loans may be made at any time, subject to such limitations as the Committee shall prescribe.

     The Committee may at any time also grant to a participant the right to receive a cash payment in connection with taxable events (including the lapse of restrictions) under grants or awards. The amount of such payment will be determined in relation to the taxable amount recognized in respect of such other grant or award, on the assumption that the affected participant is subject to the maximum marginal Federal tax rate (or such lower rate as the Committee may determine) as in effect at the time such taxable income is recognized. The amount of any such payment may be up to but may not exceed the amount estimated to be necessary to cover the Federal income tax so calculated as due with respect to such other grant or award and with respect to the cash payment itself.

     Dividends and Deferrals; Nature of Company's Obligations Under the
Plan. The Committee may require or permit the immediate payment or the waiver, deferral, or investment of (i) dividends paid on Awards under the 1986 Plan, and
(ii) amounts equal to dividends which would have been paid if shares subject to an Award had been outstanding. It may also permit participants to make elections to defer receipt of benefits under the 1986 Plan. The Committee may also permit participants to make elections to defer receipt of benefits under the 1986 Plan. The Committee may also provide for the accrual of interest or dividends on amounts deferred under the 1986 Plan on such terms as the Committee may determine. Unless the Committee expressly determines otherwise, participants in the 1986 Plan will have no rights greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts and other arrangements to facilitate or ensure the Company's obligations under the 1986 Plan, provided that such trusts and arrangements are consistent with the foregoing provisions.

     Adjustments for Stock Dividends, Mergers, etc. The Committee is required to make appropriate adjustments in connection with outstanding Awards to reflect stock dividends, stock splits, and similar events. In the event of a merger, liquidation, or similar event, the Committee in its discretion may provide for substitution or adjustments or may accelerate or, upon payment of other consideration for the vested portion of any Award as the Committee deems equitable in the circumstances, terminate such Awards.

     Amendment and Termination. The Board of Directors may at any time amend or discontinue the 1986 Plan and the Committee may at any time amend or cancel Awards (or provide substitute awards at the same or reduced exercise or purchase price, including lower priced Awards upon the termination of any then outstanding awards) for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action shall adversely affect any rights under outstanding Awards without the holder's consent. Moreover, any amendment requiring shareholder approval for purposes of satisfying any then-applicable incentive stock option rules or the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 shall be subject to such shareholder approval to the extent then required. Currently, the incentive stock option regulations would require shareholder approval for an increase in the maximum number of shares issuable pursuant to incentive options under the 1986 Plan or a modification in incentive stock option eligibility requirements under the 1986 Plan. Rule 16b-3 would currently require such approval if the amendment materially increased benefits accruing to Company directors and officers under the 1986 Plan, materially increased the number of securities issuable under the 1986 Plan, or materially modified eligibility requirements under the 1986 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The Company is advised that under the Federal income tax laws as now in effect, the income tax consequences associated with stock options awarded under the 1986 Plan are, in summary, as follows:

     Incentive Options. No ordinary taxable income is realized by the optionee upon the grant or exercise of an ISO. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Company. The exercise of an ISO will, however, increase the optionee's alternative minimum taxable income and may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and
(b) the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules may apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock. A disqualifying disposition will eliminate the alternative minimum taxable income adjustment associated with the exercise of the ISO if it occurs in the same calendar year in which the adjustment occurred.

     If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment, in the case of termination by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the optionee. Options otherwise qualifying as ISOs will also be treated for federal income tax purposes as nonstatutory options to the extent they (together with other ISOs held by the optionee) first become exercisable in any calendar year for shares having a fair market value, determined at the time of the option grant, exceeding $100,000.

     Nonstatutory Options. With respect to nonstatutory options under the 1986 Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income, subject (in the case of options granted to an employee) to withholding, is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company, provided it satisfies applicable withholding requirements, receives a tax deduction for the same amount, and (b) at disposition, appreciation or depreciation after the date of the exercise is treated as capital gain or loss, either short-term or long-term depending on how long the shares have been held.

     Certain Limitations. The Internal Revenue Code limits to $1 million the deduction a public corporation may claim for remuneration paid to any of its five top officers, subject to a number of exceptions and special rules. Eligible performance-based compensation is exempt from this limit. The Company intends that compensation associated with the exercise of stock options (and stock appreciation rights) awarded under the 1986 Plan at an option price at least equal to fair market value will qualify for this performance-based exemption, although the Internal Revenue Service has not yet issued final regulations explaining all relevant details of the $1 million deduction limitation.

     The Internal Revenue Code also limits the amount of compensation that may be paid without penalty in connection with a change in control. In general, if the total of an individual's change-in-control related compensation equals or exceeds three times his or her average annual taxable compensation over the five calendar years preceding the change in control, all of the change-in-control related compensation in excess of that average is nondeductible and subject to an additional 20% tax. In making these determinations, some portion or all of the value of options accelerated in connection with a change in control may be taken into account.

     The foregoing discussion is provided for the information of shareholders and does not purport to be a complete description of the Federal tax consequences in respect of option transactions under the 1986 Plan, nor does it describe state or local tax consequences.

            3.  PROPOSAL TO AMEND THE COMPANY'S 1986 STOCK INCENTIVE
                 PLAN RELATIVE TO NON-EMPLOYEE DIRECTOR OPTIONS

PROPOSAL

     As stated briefly under Item 2, Section 6(m) of the 1986 Plan ("Section 6(m)") provides for automatic stock option grants to non-employee directors. Under this provision of the existing 1986 Plan, 100,000 shares are reserved for issuance under options for non-employee directors. Subject to such limit, each eligible non-employee director is granted a non-statutory stock option for 10,000 shares of stock, at a purchase price equal to the fair market value of the stock on the date of grant. The number of shares and purchase price are subject to adjustment upon changes in the capitalization of the Company. The options may only be exercised during the 5-year period beginning on the date of grant. Under the 1986 Plan as amended by vote of the shareholders in 1991, upon expiration of the 5-year term of the original option granted to a non-employee director, a new option will automatically be granted to the eligible director to purchase an additional 10,000 shares, at an exercise price equal to the fair market value of the Common Stock on the date of the new grant. (The number of shares is subject to reduction if at the time of grant, the number of shares then available under the overall program limits of Section 6(m) is less than 10,000.) The new option, like the original option, has a 5-year term and vests in twenty-five percent annual installments over the first four years of its term.

     As of September 13, 1994, under Section 6(m) options to purchase an aggregate of 45,000 shares were outstanding, and 55,000 shares were available on that date for the grant of future options under that Section. Up to 45,000 additional shares could become available for options under Section 6(m) if those options outstanding on September 13, 1994 lapse or terminate. Currently, four of the five non-employee directors of the Company hold options under Section 6(m) to purchase 10,000 shares each, which options are exercisable at prices and expire on dates, as follows: John M. Albertine -- 10,000 shares at $5.125 per share, expiring October 21, 1996; George N. Hatsopoulos -- 10,000 shares at $5.125 per share, expiring October 23, 1995; Andrew L. Nichols -- 10,000 shares at $5.125 per share, expiring October 21, 1996; and Roger D. Wellington -- 10,000 shares at $5.125 per share, expiring October 21, 1996. Lucie J. Fjeldstad, who was elected a director after the amended Section 6(m) was adopted by the directors (subject to approval by the shareholders), is not eligible to receive a 10,000 share award (unless the shareholders do not approve the proposed amendments to Section 6(m) -- in which event the provisions of Section 6(m), as in effect prior to the proposed amendments, remain operative).

     If approved by the shareholders, amended Section 6(m) provides that an option to purchase 3,000 shares of Common Stock would be granted automatically on an annual basis to each eligible director on the third business day following the date of each Annual Meeting of Shareholders at which the eligible director is elected or continues to serve under an unexpired term. The exercise price of each option would be equal to the fair market value per share of the Common Stock on the date the option is granted. Under the proposed amendments to the 1986 Plan, 150,000 shares of Common Stock (out of the new total of 3,000,000 shares) would be reserved for issuance under options for non-employee directors, an increase of 50,000 shares from the current limit. Consistent with the revisions to the 1986 Plan proposed in Item 2, if approved by the stockholders, no option may be granted to the non-employee directors under amended Section 6(m) of the 1986 Plan after December 1, 1999. Pursuant to the amendments to
Section 6(m), Directors Albertine, Fjeldstad, Hatsopoulos, Nichols, and Wellington would (if serving on that date and otherwise eligible) be granted options for 3,000 shares each on November 8, 1994, and annually thereafter (if serving and otherwise eligible). The options held currently by non-employee directors would not be affected, but would not be renewed upon the expiration of the respective 5-year option term. If the proposal outlined in Item 3 is not approved by shareholders, the proposed amendments to Section 6(m) would not become effective and Section 6(m) would be applied as currently drafted (and Ms. Fjeldstad would be automatically granted a 10,000 share option, effective on the date of the Annual Meeting).

     Exhibit A to the Proxy Statement contains the text of the existing Section 6(m), together with language, printed in brackets and lined-through, proposed to be deleted and language, printed with underscoring, proposed to be added, together constituting the amendments submitted for approval. If the proposal outlined in Item 2 is not approved by stockholders, however, Item 3 will not be presented for action at the Annual Meeting, but will be withdrawn.

AMENDED 1986 PLAN BENEFITS

     The table below sets forth information with respect to the stock options that would automatically be granted to current non-employee directors on November 8, 1994 under the 1986 Plan as proposed to be amended, subject to stockholder approval of the amendments to Section 6(m) of the 1986 Plan.

                                                           1986 PLAN AS PROPOSED TO BE AMENDED
NAME AND POSITION                                             NUMBER OF PROVISIONAL OPTIONS
- - -----------------                                          -----------------------------------
Non-Executive Officer, Non-Employee Director Group.......              15,000(1)

- - ---------------

     (1) Will increase annually at 3,000 options per non-employee director on the third business day following the date of each annual meeting, for each non-employee director serving on such date(s).

RECOMMENDATION

     The Board of Directors believes that Section 6(m) of the 1986 Plan, as amended, will better provide for the recruitment and retention of highly qualified outside directors, and will strengthen the linkage of interest between directors and shareholders. The Board of Directors believes that the amendments are in the best interests of the Company and its shareholders and recommends that the shareholders approve the described amendments.

     It is the intention of the persons named as proxies to vote the shares to which the proxy relates to approve the amendments to Section 6(m) of the 1986 Plan, unless instructed to the contrary.

     The Board of Directors recommends a vote FOR this proposal.

SUMMARY OF SECTION 6(M) OF THE 1986 STOCK INCENTIVE PLAN

     The full text of Section 6(m), currently in effect and as proposed to be amended, of the 1986 Plan is set forth in Exhibit A to this Proxy Statement, to which reference is made, and the following description of Section 6(m) is qualified in its entirety by that reference.

     Subject to approval of the described amendments by the shareholders,
Section 6(m) would provide that non-employee directors are each automatically granted a non-statutory option for 3,000 shares of Common Stock on an annual basis on the third business day following the date of each Annual Meeting of Shareholders at which the eligible director is elected or continues to serve under an unexpired term. The options are at an exercise price equal to the fair market value of the Common Stock on the date of grant. Individuals who in the future first become non-employee directors of the Company will likewise be eligible (subject in each case to availability under the aggregate limit of 150,000 available shares under the program). Options so granted to non-employee directors are for a term of 5 years and vest in twenty-five percent annual installments over the first four years of the option. It is proposed to amend the vesting schedule to provide that upon the death of a non-employee director, any option held by the individual under the 1986 Plan would become fully exercisable by the deceased director's representative. Non-employee directors are not eligible for awards under the 1986 Plan, other than the automatic grants of options described herein.

     Certain other general provisions of the 1986 Plan affect Section 6(m), including the following: Under the 1986 Plan, the Compensation and Stock Option Committee of the Board of Directors is required to make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits, and similar events. In the event of a merger, liquidation, or similar event, the Committee in its discretion may provide for substitution or adjustments or may accelerate or, upon payment of other consideration for the vested portion of any award as the Committee deems equitable in the circumstances, terminate such awards (although the 1986 Plan provides that no adjustment shall affect options under Section 6(m) if the adjustment would cause non-employee directors to fail to be eligible as "disinterested persons" under the Securities Exchange Act of
1934).

     The Board of Directors may at any time amend or discontinue the 1986 Plan and the Committee may at any time amend or cancel awards (or provide substitute awards at the same or reduced exercise or purchase price, including lower-priced awards upon the termination of any then outstanding awards) for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action shall adversely affect any rights under outstanding awards without the holder's consent. Moreover, any amendment requiring shareholder approval for purposes of satisfying any then applicable rules under Federal tax law or the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 shall be subject to such shareholder approval to the extent then required. Rule 16b-3 would currently require such approval if the amendment materially increased benefits, materially increased the number of securities issuable under the 1986 Plan, or materially modified eligibility requirements under the 1986 Plan. In addition, Section 6(m) currently provides that notwithstanding the general amendment provisions described above, Section 6(m) cannot be amended more often than once every 6 months; this latter provision is proposed to be eliminated from the section, subject to shareholder approval.

     Stock options granted to non-employee directors under Section 6(m) of the 1986 Plan are treated as nonstatutory options for federal income tax purposes. For a general description of the federal income tax treatment associated with nonstatutory options granted under the 1986 Plan, see information under the caption "2. Proposal to Amend the 1986 Stock Incentive Plan Relative to Increase in Shares, Extension of Period for Awards, and Changes to Conform to the Tax Code -- Federal Income Tax Consequences" above.

                           4.  SELECTION OF AUDITORS

     The Board of Directors, upon recommendation by its Audit Committee, has selected Coopers & Lybrand as auditors of the Company for the fiscal year ending June 30, 1995, subject to ratification by the shareholders. Coopers & Lybrand has acted as the Company's auditors since 1965. The Company has been advised by Coopers & Lybrand that neither such firm nor any of its members has any financial interest in the Company or any of its subsidiaries or has had any connection during the past three years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Representatives of the firm will attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions from the shareholders. It is the intention of the persons named as proxies to vote the shares to which the proxy relates for ratifying the selection of such firm as auditors of the Company, unless instructed to the contrary. Should the selection of Coopers & Lybrand as auditors of the Company not be ratified by the shareholders, the Board of Directors will reconsider the matter.

     The Board of Directors recommends a vote FOR this proposal.

                   PRINCIPAL HOLDERS OF COMPANY COMMON STOCK

     As of September 13, 1994, there were 16,768,449 shares of Common Stock of the Company outstanding. The Company knows of no person who may be deemed to own beneficially more than five percent of the outstanding Common Stock, except as follows:

                                                                          AMOUNT         PERCENT
        TITLE OF                       NAME AND ADDRESS OF              BENEFICIALLY       OF
          CLASS                         BENEFICIAL OWNER                   OWNED          CLASS
        --------                       -------------------              ------------     -------
Common Stock.............   Kopp Investment Advisors, Inc.              1,665,680(1)    9.9%(1)

- - ---------------

(1) Kopp Investment Advisors, Inc., a registered investment advisor, has informed the Company, by a report dated April 8, 1994, that it holds such number of shares for the benefit of investment accounts managed by the firm, and as to which accounts it has no voting power but has shared investment power. Kopp further reported that no individual account managed by Kopp owned more than 5% of the Company's shares.

     As of September 13, 1994, the executive officers and former executive officers of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company at that date as a group owned beneficially shares of Common Stock as follows:

                                                       AMOUNT
                                                    BENEFICIALLY             PERCENT
      TITLE OF CLASS             NAME OR GROUP       OWNED(1)(2)           OF CLASS(3)
      --------------             -------------      ------------           -----------
Common Stock...............  George H. Conrades       222,202                 1.3%
                             Stephen R. Levy          387,991                 2.3%
                             W.B. Barker               81,383
                             Frank E. Heart            42,862
                             David C. Walden           95,545
                             Bruce H. Rampe            20,000
                             Ralph A. Goldwasser       29,024
                             Jonathan C. Crane              0
                             All current directors
                               and executive
                               officers as a group
                               (12 persons)(4)        807,511(5)(6)(7)(8)     4.7%(5)(6)(7)(8)

- - ---------------

(1) The inclusion herein of any shares deemed beneficially owned under the rules of the Securities and Exchange Commission does not constitute an admission of beneficial ownership of such shares.

(2) The shares shown as owned beneficially by the named individuals include 200,000 (of which 75,000 are conditional upon approval at the Annual Meeting of Item 2 by shareholders), 154,500, 39,000, 3,000, 49,000, and 29,000 shares, respectively, as to which Messrs. Conrades, Levy, Barker, Heart, Walden, and Goldwasser have the right to acquire ownership through the exercise of those options, held by each under the stock option plans of the Company, which are exercisable within 60 days of September 13, 1994. The shares shown as owned beneficially by Messrs. Levy, Barker, and Walden also include 32,995, 8,242, and 225 shares, respectively, held in his participant account under the BBN Retirement Trust.

(3) If such percentage exceeds 1%.

(4) Messrs. Heart, Walden, and Rampe, are no longer executive officers of the Company, and shares held by them are not included in the group tabulation. Information concerning the holdings by Mr. Rampe, who is no longer in the employ of the Company, has been provided to the Company by Mr. Rampe.

(5) The shares shown as owned beneficially include 324 shares owned by the spouse of one included director, as to which shares beneficial ownership by the applicable director is disclaimed, and 900 shares owned by a partnership of which a director is a general partner and has a 50% beneficial interest. The shares shown as owned beneficially also include an aggregate of 25,202 shares as to which one director and two executive officers (including one individual named in the table) share voting and investment power with their respective spouses.

(6) The shares shown as owned beneficially include 33,653 shares represented by units allocated under the Company's deferred compensation plan for non-employee directors entitling two directors as of July 1, 1994 to receive in the aggregate that number of shares of Common Stock on or after their respective deferral termination dates.

(7) The shares shown as owned beneficially include an aggregate of 458,000 (of which 75,000 are conditional upon approval at the Annual Meeting of Item 2 by shareholders) shares as to which certain directors and current executive officers (including current executive officers named in the table) have the right to acquire ownership through the exercise of those options, held by such directors and current executive officers under stock option plans of the Company, which are exercisable within 60 days of September 13, 1994.

(8) The shares shown as owned beneficially include an aggregate of 41,237 shares held in the participant accounts of Messrs. Levy and Barker under the BBN Retirement Trust.

     Information with respect to beneficial ownership of Common Stock by the directors and nominees is contained in the table and footnotes under the caption "1. Election of Directors -- Biographical Information" above. Information in the table above and in the table with respect to directors and nominees under Item 1 does not include options to acquire Common Stock or common stock of subsidiaries, but does include shares of Common Stock which have not been issued but which are subject to options which either are currently exercisable or will become exercisable within 60 days of September 13, 1994; no shares of subsidiaries which are the subject of options are included, since none of the subsidiary options are exercisable within 60 days of September 13, 1994.

    COMPENSATION AND CERTAIN OTHER TRANSACTIONS INVOLVING EXECUTIVE OFFICERS

     Compensation. There is set forth below, on an accrual basis, the aggregate amount of base salary, bonus, and other cash compensation paid by the Company, and the number of shares of Common Stock of the Company and of common stock of specified subsidiaries of the Company issuable upon exercise of stock options granted under the respective company's stock option plans, during the fiscal years ended June 30, 1994, 1993, and 1992 for services rendered, to the two individuals (Messrs. Conrades and Levy) who served at any time during the fiscal year ended June 30, 1994 as chief executive officer of the Company, to the four other most highly compensated individuals (Messrs. Barker, Heart, Goldwasser, and Crane) who were serving as executive officers of the Company at the end of the 1994 fiscal year, and to two other highly compensated individuals (Messrs.
Walden and Rampe) who although not currently serving as executive officers, served as executive officers during a portion of the 1994 fiscal year. Mr. Rampe is no longer in the employ of the Company and Mr. Heart has retired as an officer and from the full-time employ of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                     STOCK
                                                ANNUAL COMPENSATION               UNDERLYING
                                         ----------------------------------     OPTIONS (NUMBER           ALL
                              FISCAL                           OTHER ANNUAL      OF SHARES AND           OTHER
NAME AND PRINCIPAL POSITION    YEAR      SALARY      BONUS     COMPENSATION       COMPANY(1))       COMPENSATION(2)
- - ---------------------------   ------     ------      -----     ------------     ---------------     ---------------
George H. Conrades.........    1994     $206,154(3)       0      $ 88,800(4)        800,000(BBN)(5)            0
  President and Chief                                                               100,000(LSC)
  Executive Officer                                                                 100,000(SPC)

Stephen R. Levy............    1994      337,500          0                          50,000(LSC)       $  17,127
  Chairman of the Board;                                                             50,000(SPC)
  formerly President and       1993      359,375          0                               0(BNN)          17,165
  Chief Executive Officer      1992      375,000          0                         120,000               16,667

W.B. Barker................    1994      225,750          0                          30,000(LSC)          13,063
  Senior Vice President                                                              30,000(SPC)
                               1993      158,708          0                          55,000(BBN)          11,283
                               1992      168,375          0                          15,000(BBN)          11,803

Frank E. Heart.............    1994      212,500    $50,000                          10,000(LSC)(6)       17,127
  formerly Senior Vice         1993      177,817     10,000                          70,000(BBN)          14,085
  President                    1992      174,271          0                          10,000(BBN)          13,070

David C. Walden............    1994      210,000          0                               0(BBN)          15,250
  Senior Vice President and    1993      208,750          0                          45,000               15,537
  formerly an executive        1992      201,250          0                          15,000(BBN)          15,094
  officer

Bruce H. Rampe.............    1994      200,000     10,000                         150,000(SPC)(7)      173,094(8)
  formerly Vice President      1993      198,750          0                               0(BBN)(9)       14,906
                               1992      191,250          0                          20,000               14,344

Ralph A. Goldwasser........    1994      172,500          0                          25,000(BBN)          12,527
  Senior Vice President and                                                           7,000(LSC)
  Chief Financial Officer                                                             7,000(SPC)
                               1993      165,000          0                               0(BBN)          12,375
                               1992      160,000          0                          15,000               12,000

Jonathan C. Crane..........    1994       94,711(10)       0       16,355(11)        50,000(BBN)(12)           0
  Vice President                                                                    300,000(LSC)

- - ---------------

 (1) In addition to options granted to purchase Common Stock of the Company (designated in the table as "BBN"), certain executive officers of the Company have been granted options to purchase common stock of specified subsidiaries of the Company, as compensation for their services related to the subsidiary. Options were granted during the fiscal year ended June 30, 1994 to the specified executive officers in the following subsidiaries of the Company: LightStream Corporation (designated in the table as "LSC"), a majority-owned subsidiary of BBN, and BBN Software Products Corporation (designated in the table as "SPC"), a wholly-owned subsidiary of BBN.

 (2) Except as otherwise noted, indicated amounts are the Company's contribution to the BBN Retirement Trust, the tax-qualified defined contribution retirement plan of the Company and its subsidiaries, for the benefit of the indicated individual.

 (3) Payments primarily constituting six months of salary, at an annualized rate of $400,000 per year.

 (4) Amount includes interim local living expenses prior to Mr. Conrades' relocation to Massachusetts paid, and estimated tax reimbursement for interim local living expenses accrued, in the fiscal year, aggregating $51,300. Amount also includes $37,500, the amount of the difference between the price paid by Mr. Conrades for 22,202 shares of common stock of the Company purchased from the Company upon Mr. Conrades joining the employ of the Company, and the fair market value of such shares on the date of purchase. Additional interim local living expenses and relocation moving and related expenses incurred after June 30, 1994, together with tax reimbursement for such payments, will be paid to Mr. Conrades under a relocation benefits budget, subject to the approval of the Compensation and Stock Option Committee of the Board of Directors.

 (5) Options for 500,000 shares were granted under the Company's 1986 Stock Incentive Plan, and options for 300,000 shares were granted under a proposed amendment to the 1986 Stock Incentive Plan, subject to shareholder approval at the 1994 Annual Meeting (see information under the caption "2. Proposal to Amend the 1986 Stock Incentive Plan Relative to Increase in Shares, Extension of Period for Awards, and Changes to Conform to the Tax Code" above).

 (6) Option was unvested at, and terminated upon, Mr. Heart's retirement from the full-time employ of the Company in July 1994.

 (7) Option was unvested at, and terminated upon, Mr. Rampe leaving the employ of the Company in July 1994.

 (8) In addition to 1994 contribution to the BBN Retirement Trust, the amount includes $131,844 in severance pay, and an entitlement of up to $26,000 in employment counseling services reimbursement.

 (9) Option for 8,000 of such shares was unvested at, and terminated upon, Mr. Rampe leaving the employ of the Company in July 1994.

(10) Payments primarily constituting 19 weeks of salary, at an annualized rate of $250,000 per year.

(11) Amount represents interim local living expenses prior to Mr. Crane's relocation to Massachusetts paid, and estimated tax reimbursement for interim local living expenses accrued, in the fiscal year. Additional interim local living expenses and relocation moving and related expenses incurred after June 30, 1994, together with tax reimbursement for such payments, will be paid to Mr. Crane under a relocation benefits budget, subject to the approval of the Compensation and Stock Option Committee of the Board of Directors.

(12) Options were granted under a proposed amendment to the 1986 Stock Incentive Plan, subject to shareholder approval at the 1994 Annual Meeting (see information under the caption "2. Proposal to Amend the 1986 Stock Incentive Plan Relative to Increase in Shares, Extension of Period for Awards, and Changes to Conform to the Tax Code" above).

     The aggregate incremental cost of personal benefits provided by the Company in each of fiscal 1994, 1993, and 1992 to each of the individuals named in the Summary Compensation Table (other than to Messrs. Conrades and Crane), did not exceed the lesser of $50,000 or 10% of the indicated amount of total annual salary and bonus reported for the named individual in the Summary Compensation Table.

     Employment Agreements, Loans, and Separation Pay Arrangements. The agreement with Mr. Conrades provides that if his employment is terminated by the Company without cause, the Company will pay him an amount equal to one year's base salary, as full termination benefits. In addition, in the event that he leaves BBN's employ voluntarily within the first twelve months of employment, Mr. Conrades is required to reimburse the Company for any relocation expenses and related tax expenses paid to him; if he leaves voluntarily during the second year of his employment, he is responsible for reimbursing one-half of these amounts.

     The agreement between LightStream Corporation and Mr. Crane provides for similar reimbursement by Mr. Crane of relocation expenses and related tax expenses paid to Mr. Crane, in the event he leaves the employ of LightStream voluntarily.

     Mr. Rampe left the employ of the Company on July 1, 1994, after 9 years of service. At that time, Mr. Rampe received $131,844 in severance pay, and is entitled to up to a maximum of $26,000 in employment counseling services reimbursement. Mr. Rampe also is entitled to certain fringe benefit continuances, and the vesting of certain stock options of the Company held by Mr. Rampe at the time of severance was accelerated.

     Mr. Heart retired from the full-time employment of the Company, and resigned as an officer, effective July 31, 1994. In connection with his retirement, the Company provided for the acceleration of the vesting of certain stock options of the Company held by Mr. Heart at the time of his retirement.

     In connection with his relocation to Massachusetts to join the employ of the Company, John T. Kish, Jr., a Vice President of the Company and President of BBN Software Products Corporation, a subsidiary of the Company, borrowed from the Company in August 1994 an aggregate of $150,000 to bridge the purchase of a house in Massachusetts, pending the sale of his previous home in California. The borrowing is represented by a term note, due in two equal installments on August 1, 1995 and 1996, given by Mr. Kish, which note bears simple interest at 8% per annum. The note also becomes due and payable upon termination of employment. The principal amount currently outstanding is $150,000.

     Stock Option Grants. The table below sets forth information with respect to stock options granted in fiscal year 1994 to the individuals named in the Summary Compensation Table above; the options listed below are reflected in the Summary Compensation Table. Information presented in the table below is with respect to employee stock option plans; neither the Summary Compensation Table above nor the tables on option grants and option exercises below includes information related to the Company's employee stock purchase plan, which is generally available to employees of the Company.

                                         OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                         ----------------------------------------------------------------------      POTENTIAL REALIZABLE
                            NUMBER OF SHARES                                                        VALUE AT ASSUMED ANNUAL
                           UNDERLYING OPTIONS                                                        RATES OF STOCK PRICE
                          GRANTED TO PURCHASE        % OF TOTAL                                    APPRECIATION FOR OPTIONS
                            COMMON STOCK OF        OPTIONS GRANTED    EXERCISE                              TERM(7)
                            BBN OR SPECIFIED       TO EMPLOYEES IN     PRICE       EXPIRATION      -------------------------
NAME                     SUBSIDIARIES(1)(2)(3)(4)  FISCAL YEAR(5)     ($/SH)(6)   DATE(2)(3)(4)        5%            10%
- - ----                     ------------------------  ---------------    ---------   -------------        --            ---
George H. Conrades....        800,000(BBN)(2)            58.2%         $12.375      12/28/03       $6,225,968    $15,778,053
                              100,000(LSC)                7.9            5.00        2/2/04           314,447        796,871
                              100,000(SPC)               10.6            3.50       12/30/03          220,113        557,810
Stephen R. Levy.......         50,000(LSC)                4.0            5.00        2/2/04           157,235        398,436
                               50,000(SPC)                5.4            3.50       12/30/03          110,057        278,905
W.B. Barker...........         30,000(LSC)                2.4            5.00        2/2/04            94,334        239,061
                               30,000(SPC)                3.2            3.50       12/30/03           66,034        167,343
Frank E. Heart........         10,000(LSC)                0.8            5.00          (8)             --            --
Bruce H. Rampe........        150,000(SPC)               16.0            3.50          (9)             --            --
Ralph A. Goldwasser...         15,000(BBN)                1.1            9.875       9/30/00           60,301        140,529
                               10,000(BBN)                0.7           12.625      12/13/00           51,396        119,276
                                7,000(LSC)                0.6            5.00        2/2/04            22,011         55,781
                                7,000(SPC)                0.7            3.50       12/30/03           15,408         39,047
Jonathan C. Crane.....         50,000(BBN)(10)            3.6           15.25        2/3/01           310,414        723,396
                              300,000(LSC)               23.8            5.00        1/18/04          943,341      2,390,613

- - ---------------

 (1) Bolt Beranek and Newman Inc. is designated in the table as "BBN"; LightStream Corporation, a majority-owned subsidiary of BBN, is designated in the table as "LSC"; and BBN Software Products Corporation, a wholly-owned subsidiary of BBN, is designated in the table as "SPC".

 (2) Of the options for 800,000 BBN shares granted to Mr. Conrades, options for 500,000 shares were granted under the Company's 1986 Stock Incentive Plan, and options for 300,000 shares were conditionally granted under a proposed amendment to the 1986 Stock Incentive Plan, subject to stockholder approval at the 1994 Annual Meeting. These BBN stock options were 25% vested at the date of grant, and vest an additional 18.75% per year after each of years 1, 2, 3, and 4 following the date of grant, if the optionee is employed at the respective date. The options were granted for a term of 10 years.

 (3) All other BBN options granted in fiscal 1994 are exercisable as to 30% after two years from grant, an additional 30% after three years, and the remainder after four years from grant, if the optionee is employed at the respective date. These options were each granted for terms of 7 years. In general, all BBN options, including the options to Mr. Conrades, are subject to termination 60 days following termination of the optionee's employment (180 days, in the event of death). All BBN options were granted at market value (closing price of the Company's Common Stock on the New York Stock Exchange) at date of grant. The exercise price and tax withholding obligations relating to exercise may be paid by delivery of already-owned shares or by offset of the underlying shares, subject to certain conditions.

 (4) All LightStream Corporation and BBN Software Products Corporation options granted in fiscal 1994 vest as to 25% after one year from grant, an additional 25% after two years, an additional 25% after three years, and the remainder after four years from grant, if the optionee is employed at the respective date. None of the options are exercisable until 90 days after the respective company's stock becomes publicly traded. The options were each granted for terms of 10 years, subject to termination 60 days following termination of the optionee's employment (180 days, in the event of death), or if later, 90 days after the company's stock becomes publicly traded. All options were granted at the estimated fair market value of the company's stock at the date of grant. The exercise price and tax withholding obligations relating to exercise may be paid by delivery of already-owned shares or by offset of the underlying shares, subject to certain conditions.

 (5) Percentage figure is of the total options of shares of the respective company granted in the fiscal year.

 (6) Under the terms of the company's stock option plans, the Committee or the respective board retains the discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

 (7) Gains are calculated net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, in stock option exercises are dependent upon the future performance of the respective common stock, as well as the optionee's continued employment through the vesting period, and for subsidiary options, on the respective company's stock becoming publicly traded during the option period. The amounts reflected in these columns may not necessarily be achieved.

 (8) Option was unvested at, and terminated upon, Mr. Heart retiring from the full-time employ of the Company in July 1994.

 (9) Option was unvested at, and terminated upon, Mr. Rampe leaving the employ of the Company in July 1994.

(10) Options were conditionally granted under a proposed amendment to the Company's 1986 Stock Incentive Plan, subject to stockholder approval at the 1994 Annual Meeting.

     Stock Option Exercises and Options Outstanding. The table below sets forth information with respect to stock options exercised by the individuals named in the Summary Compensation Table in fiscal year 1994, and the number and value of unexercised options held by such persons on June 30, 1994.

                             OPTION EXERCISES IN FISCAL YEAR 1994 AND YEAR-END OPTION VALUES

                                                        COMPANY AND NUMBER OF
                                                          SHARES UNDERLYING                     VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS AT                  IN-THE-MONEY OPTIONS
                                                            JUNE 30, 1994                         AT JUNE 30, 1994
                                 SHARES                 ----------------------                 ----------------------
                               ACQUIRED ON    VALUE                       EXERCISABLE/              EXERCISABLE/
            NAME                EXERCISE     REALIZED   COMPANY(1)        UNEXERCISABLE            UNEXERCISABLE
            ----               -----------   --------   ----------     -------------------     ----------------------
George H. Conrades...........        -0-        --          BBN        200,000(2)  600,000(2)         0(2)          0(2)
                                                            LSC              0     100,000            0              (3)
                                                            SPC              0     100,000            0              (3)
Stephen R. Levy..............        -0-        --          BBN        100,500     102,000     $703,500(4)   $714,000(4)
                                                            LSC              0      50,000            0              (3)
                                                            SPC              0      50,000            0              (3)
W.B. Barker..................        -0-        --          BBN         27,000      73,000      189,000(4)    511,000(4)
                                                            LSC              0      30,000            0              (3)
                                                            SPC              0      30,000            0              (3)
Frank E. Heart...............    16,000     $174,000        BBN              0      84,000            0       588,000(4)
                                                            LSC              0      10,000            0              (3)(5)
David C. Walden..............        -0-        --          BBN         34,000      66,000      238,000(4)    462,000(4)
Bruce H. Rampe...............    32,100      361,125        BBN              0      27,900            0       195,300(4)(6)
                                                            SPC              0     150,000            0              (3)(7)
Ralph A. Goldwasser..........        -0-        --          BBN         18,704      41,296      130,928(4)    145,947(4)
                                                            LSC              0       7,000            0              (3)
                                                            SPC              0       7,000            0              (3)
Jonathan C. Crane............        -0-        --          BBN              0(8)   50,000(8)         0(8)          0(8)
                                                            LSC              0     300,000            0              (3)

- - ---------------

(1) Bolt Beranek and Newman Inc. is designated in the table as "BBN"; LightStream Corporation, a majority-owned subsidiary of BBN, is designated in the table as "LSC"; and BBN Software Products Corporation, a wholly-owned subsidiary of BBN, is designated in the table as "SPC".

(2) Of such options, 37.5% were conditionally granted subject to shareholder approval at the 1994 Annual Meeting. If such approval is not obtained, such portion of the options automatically terminates.

(3) All of these options are unexercisable until following public trading of the related common stock, and no public market exists for the shares underlying these options. Accordingly, no value in excess of the exercised price has been attributed to these options.

(4) Represents the difference between the closing price of the Company's Common Stock on June 30, 1994 and the exercise price of the options.

(5) Option was unvested at, and terminated upon, Mr. Heart retiring from the full-time employ of the Company in July 1994.

(6) Mr. Rampe left the employ of the Company in July 1994. At such time, the exercisability of the options on 19,900 of the 27,900 option shares was accelerated and these options were exercised by Mr. Rampe, with a value realized of $129,350. The option on the 8,000 remaining shares terminated.

(7) Option was unvested at, and terminated upon, Mr. Rampe leaving the employ of the Company in July 1994.

(8) Options were conditionally granted subject to shareholder approval at the 1994 Annual Meeting. If such approval is not obtained, the options automatically terminate.

     Change-of-Control Arrangements. The Company has termination agreements with the individuals named in the Summary Compensation Table above (other than Messrs. Heart and Crane, and other than Mr.

Rampe, who has left the employ of the Company), which agreements obligate the respective employee to remain in the employ of the Company during the pendency of any change-of-control proposal. In consideration for such agreement, the Company agrees to pay severance benefits to each such individual, consisting of approximately three times his then most recent five-year average annual salary and cash bonus, together with certain other benefits (including the acceleration of the exercisability of outstanding stock options and continued participation for 1 year in accident and health insurance) and an amount equal to a "gross-up" payment with respect to any excise taxes payable by the individual as a result of the severance benefits. The benefits are payable in the cases of Messrs. Conrades and Levy only if his employment terminates (including a voluntary termination on his part) for any reason other than death, disability, normal retirement, or as the result of commission by him of a felony; the benefits are payable in the case of each of the other named individuals only if his employment is terminated by the Company for any reason other than for "cause" or is terminated by such individual as the result of specified justification, in all cases during a period of two years following a "change of control" of the Company. A change of control is defined to include the acquisition of 30% or more of the Company's then-outstanding stock, and other changes of control as determined by regulatory authorities. Such severance payments would not be reduced for compensation received by the individual from any new employment. The agreements provide that after five years, the change-of-control payment rights may be cancelled by the Company by notice given more than 30 days prior to the change of control. The five-year period has run for each of Messrs. Levy, Barker, Walden, and Goldwasser. Under the agreements, based upon the average annual compensation paid by the Company to the individual with respect to the last five calendar years or shorter period he has been with the Company (and assuming no gross-up payment), change-of-control cash severance payments would, if payable, be approximately $1,196,000 (based upon his annualized base salary rate of $400,000 per year), $1,107,000, $565,000, $634,700, and $462,000, respectively, for Messrs. Conrades, Levy, Barker, Walden, and Goldwasser.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                        ON ANNUAL EXECUTIVE COMPENSATION

     (The following Report of the Compensation and Stock Option Committee on Annual Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.)

     Report. The Compensation and Stock Option Committee of the Board of Directors (the "Committee") was composed in fiscal 1994 of three outside directors, none of whom was an officer or employee of the Company.

     The Committee is responsible for setting and administering policies which relate to executive compensation and to the incentive compensation and stock ownership programs of the Company, and in that regard, the Committee on an annual basis reviews and evaluates the Company's executive compensation programs. The Company's executive compensation is also subject to periodic review, and approval as to reasonableness, by an audit agency of the Department of Defense.

     The objectives of the Company's executive compensation program are to attract and retain the highest caliber of executive talent, to motivate the individual to achieve the goals inherent in the Company's business strategies, to link executive and stockholder interests through incentive and equity-based plans, and to provide a compensation package that recognizes individual contributions as well as the financial results of operations. The executive bonus and BBN stock option portions of the Company's executive compensation package are designed to correlate individual performance with operating income and stockholder value, and represent in the aggregate a compensation strategy under which up to a significant portion of executive compensation (depending on the bonus and option awards) may be predicated upon achievement of specified financial goals. The subsidiary option portion of the executive compensation package is designed to encourage an entrepreneurial interest of the executive in the developing subsidiaries of the Company, aligning management's interest in the successful development of the subsidiaries to the overall, long-term interests of the Company's stockholders.

     The key elements of the Company's executive compensation package are base salary, incentive bonus, and stock options. The Committee during the fiscal year established the base salary of Mr. Conrades and approved the salaries of the other executive officers, including the executive officers named in the Summary Compensation Table; the Committee during the fiscal year established the performance-based bonus plan for Mr. Conrades; the Committee at the end of the fiscal year reviewed incentive bonus awards proposed by Mr. Conrades under the general bonus program for all of the executive officers other than Mr. Conrades (the Committee and Mr. Conrades jointly reviewed the individual performances of each executive officer other than Mr. Conrades, and the Committee gave significant consideration to Mr. Conrades' views on the performance of each such executive officer); and the Committee during the fiscal year, but not on a fixed schedule, awarded all BBN stock options, and approved all stock options granted by subsidiaries. The Committee's policies with respect to each of these elements, including the basis for the compensation awards to Mr. Conrades, are discussed below.

     Base Salaries. The base salary for Mr. Conrades was determined by direct negotiations with Mr. Conrades at the time of his hiring in December of 1993, with reference to the then existing marketplace for executive ability and experience comparable to Mr. Conrades'. In determining what the Committee was willing to approve as a base salary for Mr. Conrades, the Committee focused on the subjective factor of the importance to the Company of having a chief executive officer with an outstanding business and marketing history who could provide the leadership necessary to improve the Company's performance. (Mr. Conrades also received relocation expenses reimbursement and other non-recurring benefits in connection with his hiring.)

     Base salaries for other executive officers of the Company are determined by evaluating subjective factors, including the responsibilities of the position and the experience of the individual, and by referring to the marketplace for executive talent, including a comparison to base salaries for comparable positions with other corporations. In this latter connection, the Committee avails itself of internal reports, which are based upon major published surveys on salaries (including the American Electronics Association Executive Compensation Survey, the Sibson & Company, Inc. Management Compensation Survey, certain William M. Mercer, Incorporated industry surveys, and the Towers, Perrin Executive Compensation Survey), comparing the Company's executive salaries to survey information on compensation for like positions in public (primarily high technology) corporations of similar size. The Company believes that to be competitive, the mid-point of the salary range for each of the Company's executive categories should be at or near the 50th percentile of the surveyed companies. (The companies in the surveys include some of, but are not the same as, the companies in the peer group index in the Comparison of Five-Year Cumulative Total Return graph included elsewhere in this Proxy Statement.)

     Annual salary adjustments, if any, are determined by the subjective evaluation of each executive officer's performance, with consideration given to the performance of the Company for the preceding year, the responsibilities of the individual, and in the case of officers with responsibility for operating units, the perceived strategic importance of the unit to the future performance of the Company.

     Incentive Compensation Plans. Provisions have been made since 1970 to pay bonuses pursuant to bonus plans of the Company. The general bonus program in effect for fiscal 1994 provided for cash bonuses, in varying amounts, to be paid out of separate bonus pools for the staffs of the two operating units of the Company (Systems and Technologies and Software Products), for the staff of the Corporate Services unit, and for the members of the executive management staff of the Company (including the CEO) not covered by one of the other three plans. The operating units plans provide for two bonus pools equal to specific percentages of the respective operating unit's operating income (as defined) over fixed targeted amounts; the corporate staff plan provides for a pool equal to a fixed percentage (7.5%) of the aggregate total bonus pools of the operating units of the Company; and the executive management staff plan provides for a bonus pool equal to 10% of the amount by which operating income (as defined) of the Company for the fiscal year exceeds 12.5% of the average shareholders' equity (as defined) for the fiscal year. The determination of operating income and average shareholders' equity may be adjusted by the Committee to exclude the effect of transactions which, in the Committee's judgment, do not reflect the operations of the Company. (Notwithstanding the formulas, the bonus program provides for maximum limits on the bonus pools, and provides a mechanism for the Board of Directors to establish a discretionary pool, when a formula would otherwise result in a more limited bonus pool or no bonuses.) The amount awarded to any individual for a fiscal year may not exceed 100% of the employee's base salary for the fiscal year.

     Within the bonus pools under the Company's general bonus program, individual bonuses to executive officers are determined by the subjective evaluation of the individual's contribution to the specific unit's performance for the year. No bonus was paid to Mr. Conrades, or to any other executive officer of the Company other than Messrs. Heart and Rampe (who received bonuses under their respective operating unit programs), for fiscal 1994 under the general bonus program of the Company.

     Upon his hiring, the Committee established an incentive bonus plan for Mr. Conrades under which he is eligible to receive an annual bonus equal to $100,000 if the Company achieves a positive net income (after tax, and after taking into account such bonus) on a quarterly basis; an additional $100,000 if the Company achieves a positive net income of at least $0.25 per share on a quarterly basis; and an additional $200,000 if the Company achieves a positive net income of at least $0.50 per share on a quarterly basis, in each case for a number of consecutive quarters that would indicate that it would be reasonable to expect the respective earnings would continue. The bonus level achieved for each fiscal year, as well as the number of quarters to be taken into account in each determination under the plan, is to be made by the Committee. No bonus was paid under this plan to Mr. Conrades for fiscal 1994.

     Stock Option Plans. Under the BBN stock option plans, stock options are granted from time to time but not on a fixed schedule to key persons, including executive officers of the Company. The Committee selects the option recipients and sets the size of stock option awards based upon subjective factors, including primarily the perceived importance of the individual's contribution to the success of the Company, similar to the subjective factors considered in setting base salary, and upon the amount of and value of options currently held by the individual. The Committee also takes into consideration in granting options to executive officers the relationship of the number of options held by each of the executive officer to a subjective rating of the degree of responsibility of the position held by each officer compared to that of the other executive officers. While not having a target ownership level of Common Stock by executive officers, the Committee has endeavored to motivate executives by granting options at levels that present executives with an opportunity for significant gains, commensurate with gains in stockholder value.

     Stock options are designed to align the interests of the recipients with those of the stockholders of the Company. Stock options are typically granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant. The options generally vest over four years. Accordingly, the full benefit of the options is realized when stock price appreciation occurs over an extended period.

     In fiscal 1994, the Company, as majority shareholder of LightStream Corporation and as sole shareholder of BBN Software Products Corporation, approved stock option plans of those subsidiaries, under which options for shares of the subsidiary's common stock are granted to employees of the subsidiary or parent, including executive officers of the Company. Options granted by the subsidiary's board of directors are approved by the Committee. The Committee's approval of the option recipients and the size of subsidiary stock options awarded to executive officers of the Company, is based upon subjective factors, including primarily the anticipated support to be provided to the subsidiary by the executive officer and the perceived importance of the individual's contribution to the success of the subsidiary's development. While the subsidiary options generally vest over four years, they are not exercisable until after the subsidiary's stock becomes publicly traded. Accordingly, the Committee believes that the benefit of the option is not realizable by the executive officer until the subsidiary has become public and the Company and its stockholders have realized the benefits of that event. Under the current subsidiary option programs, stock of the Company's participating subsidiaries reserved for issuance under option awards is approximately 10% to 15% of the respective subsidiary's currently outstanding stock. It is anticipated by the Committee that subsidiary stock option programs (which may be similar to, or different from, the current programs) would be instituted in the future for new subsidiaries of the Company, as appropriate and with terms in each case depending on subjective factors such as the size of the subsidiary and its stage of development.

     In connection with the hiring by the Company of Mr. Conrades in fiscal 1994, and based upon what the Committee deemed necessary and appropriate for the hiring of a person of the capability and experience of Mr. Conrades, he received options for 800,000 shares of BBN Common Stock (options for 300,000 shares of which are conditional, subject to shareholder approval at this Annual Meeting), 100,000 shares of LightStream Corporation common stock, and 100,000 shares of BBN Software Products Corporation common stock. The grant of subsidiary options to Mr. Conrades was based upon the subjective view of the contributions to the operations of the subsidiaries expected to be provided by Mr. Conrades. In the case of LightStream Corporation, at the time of his hiring by the Company, Mr. Conrades gave up all rights to a 30,000 share option which had previously been granted to him by LightStream Corporation as an outside director of that Company. At June 30, 1994, Mr. Conrades owned 22,202 shares of Common Stock of the Company, exclusive of exercisable stock options, and had options granting him the right to acquire an additional 500,000 shares of Common Stock of the Company, which options are exercisable in full by December 1997, an additional 300,000 shares of Common Stock of the Company, which conditional options, subject to shareholder approval, are exercisable in full by December 1997, and 100,000 shares of common stock of LightStream Corporation and 100,000 shares of common stock of BBN Software Products Corporation, which subsidiary options vest over a period ending in February 1998, but are not exercisable until after the subsidiary's common stock becomes publicly traded. In addition, Mr. Conrades owns $50,000 principal amount of the Company's 6% Convertible Subordinated Debentures due 2012.

     Section 162(m) of the Internal Revenue Code. Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction, for the tax year beginning in 1994 or subsequent years, for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid executive officers in office on the last day of the tax year. Certain performance-based compensation, however, is specifically exempted from the deduction limit. In late 1993, the Internal Revenue Service issued proposed regulations implementing this legislation.

     The fiscal 1995 cash compensation to be paid to the specified individual executive officers of the Company is not expected to exceed in any case the $1 million figure. However, certain of the amendments to the Company's 1986 Stock Incentive Plan being presented to shareholders for approval at this Annual Meeting have been designed to meet the proposed regulations, so that stock options and stock appreciation rights granted under the 1986 Plan will qualify as performance-based compensation, and option and SAR exercises under the 1986 Plan will not be affected by the deduction limit as it may apply in the future. The Committee will continue to assess the implications of the new legislation on executive compensation to determine what action, if any, may be appropriate in the Company's case. In adopting and administering executive compensation plans and arrangements, the Committee will consider whether the deductibility of such compensation will be limited under Section 162(m) of the Internal Revenue Code and, in appropriate cases, will strive to structure such compensation so that any such limitation will not apply.

     Conclusion. The programs described above are intended to link a significant portion of the Company's executive compensation to individual performance and to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and improvement in stockholder value, recognizing that economic factors beyond management's control may result in imbalances for particular periods, but that consistent improvement in corporate performance over the long term would inure to the mutual benefit of the Company's executives and its stockholders.

     The foregoing report has been furnished by the members of the Committee during fiscal 1994, Messrs. Gilmartin (a member of the Committee until August
1994), Hatsopoulos, and Wellington.

                         COMPARATIVE STOCK PERFORMANCE

     (The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.)

     Set forth below is a line graph comparing the performance of the Company's
Common Stock against the S&P Composite -- 500 Stock Index, and the S&P High
Technology Composite Index for the five-year period commencing July 1, 1989 and ending June 30, 1994.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                   BBN'S COMMON STOCK, S&P COMPOSITE 500, AND
                     S&P HIGH TECHNOLOGY COMPOSITE INDICES

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)              BBN           S&P 500      S&P HIGH TECH
           6/30/89                    100.00          100.00          100.00
           6/30/90                     63.04          116.49          112.74
           6/30/91                     92.32          125.10          106.10
           6/30/92                     59.46          141.88          112.62
           6/30/93                    103.54          161.22          131.55
           6/30/94                    155.30          162.84          142.46

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on June 30, 1989; also assumes the reinvestment of any dividends. Composite figures are weighted, based upon the average of month-end market capitalization.

                             SHAREHOLDER PROPOSALS

     In order for any proposal which a shareholder intends to present at the 1995 Annual Meeting of the Company to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Clerk of the Company at the Company's office in Cambridge, Massachusetts no later than May 30, 1995.

                                    GENERAL

     The Board of Directors does not know of any business to be presented for action by the shareholders at the Annual Meeting additional to that referred to in the accompanying notice (other than procedural matters, including waiver of the reading of the notice and of the minutes of the prior annual meeting). However, if any additional matters properly come before the Annual Meeting, including rules for the conduct of the meeting, it is the intention of the persons named as proxies to vote the shares to which the proxy relates in accordance with their judgment on such matters, unless instructed to the contrary.

     The expenses of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may communicate directly or by mail, telephone, or other communication methods with shareholders to solicit proxies. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding solicitation material to their principals. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies, and will pay that firm a fee of approximately $5,000 plus expenses.

                                                                       EXHIBIT A

                          BOLT BERANEK AND NEWMAN INC.

                          1986 STOCK INCENTIVE PLAN(1)

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS.

     The name of the plan is the Bolt Beranek and Newman Inc. 1986 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to secure for Bolt Beranek and Newman Inc. (the "Company") and its stockholders the benefit of the incentives of Common Stock ownership and the receipt of incentive awards by directors of the Company and by selected key employees of the Company and its subsidiaries, and by other key persons and entities, who contribute to and will be responsible for continued long term growth of the Company. The Plan is intended to stimulate the efforts of such persons by providing an opportunity for capital appreciation and giving suitable recognition for services which contribute materially to the success of the Company.

     The following terms shall be defined as set forth below:

          (a) "Act" means the Securities Exchange Act of 1934.

          (b) "Award" or "Awards" except where referring to a particular category of grant under the Plan shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards, Performance Unit Awards, and Other Stock-based Awards.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations, and interpretations.

          (e) "Committee" means the Committee referred to in Section 2. If at any time no Committee shall be in office, the functions of the Committee shall be exercised by the Board.

          (f) "Deferred Stock Award" is defined in Section 9(a).

          (g) "Disability" means disability as determined in accordance with standards and procedures similar to those used under the Company's long term disability program.

          (h) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) promulgated under the Act, or any successor definition under the Act.

          (i) "Fair Market Value" on any given date means the last sale price regular way at which Stock is traded on such date as reflected in the New York Stock Exchange-Composite Transactions Index or, where applicable, the value of a share of Stock as determined by the Committee in accordance with the applicable provisions of the Code.

          (j) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" as defined in the Code.

          (k) "Non-employee Director" means an individual who is a director of the Company but who is not a full-time employee of the Company or a Subsidiary.

          (l) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          (m) "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Bolt Beranek and Newman Inc. Retirement Trust Agreement.

- - ---------------
[FN]
(1) Language in brackets [ ] is proposed to be deleted; language underscored is proposed to be added.

          (n) "Other Stock-based Award" is defined in Section 11(a).

          (o) "Performance Unit Award" is defined in Section 10(a).

          (p) "Restricted Stock Award" is defined in Section 8(a).

          (q) "Stock" means the Common Stock, $1.00 par value, of the Company, subject to adjustments pursuant to Section 3.

          (r) "Stock Appreciation Right" means a right described in Section 7(a) and granted, either independently of other Awards or in tandem with the grant of a Stock Option.

          (s) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

          (t) "Subsidiary" means any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interest in one of the other corporations in the chain.

          (u) "Unrestricted Stock Award" is defined in Section 8(f).

SECTION 2.  COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS,
ETC.
     The Plan shall be administered by a Committee [of not less than three Directors who are Disinterested persons, who] of Directors who are both Disinterested Persons and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code (as construed and applied consistent with proposed or final rules issued thereunder). The Committee shall be appointed by the Board and [who] shall serve at the pleasure of the Board.

     The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select from among the eligible persons and entities described in Section 4 those to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Deferred Stock, Performance Units, and any Other Stock-based Awards, or any combination of the foregoing, granted to any one or more participants;

          (iii) to determine the number of shares to be covered by any Award;

          (iv) to determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants;

          (v) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (vi) to adopt, alter, and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Shares Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be [1,800,000] 3,000,000, including shares issued in lieu of or upon reinvestment of dividends arising from Awards. Of this number, [100,000] 150,000 are reserved and available for issuance under stock options granted to Non-employee Directors under Section 6(m). For purposes of the foregoing limitations and to the maximum extent consistent with continued qualification of the Plan under Section 422 of the Code and Rule 16b-3 promulgated under the Act, Awards and Stock which are forfeited, reacquired by the Company, or satisfied without the issuance of Stock shall not be counted. Subject to such overall limitation, shares may be issued up to such maximum pursuant to any type or types of Award, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

     The maximum number of shares of Stock for which any individual (other than a Non-employee Director) may be issued Stock Options under the Plan during the limitation period shall be 750,000 shares. The maximum number of shares of Stock as to which any individual may be issued Stock Appreciation Rights under the Plan during the limitation period shall likewise be 750,000 shares. For purposes of the two preceding sentences, (i) the limitation period shall be the period beginning January 1, 1994 and ending December 1, 1999, and (ii) Stock Options granted prior to January 1, 1994 but subject to shareholder approval occurring after January 1, 1994 shall be treated as having been granted during the limitation period. The limitations described in this paragraph shall be construed and applied in accordance with Section 162(m) of the Code and the regulations thereunder. Subject to the foregoing, a Stock Option or Stock Appreciation Right that is canceled and reissued, or repriced, shall be treated as a new Award, and both the old Award and the new Award shall count against the applicable limit described in this paragraph.

     (b) Stock Dividends, Mergers, etc. In the event of a stock dividend, stock split, or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution, or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine, or accelerate, amend, or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances); provided, however, that no adjustment pursuant to this sentence shall affect options granted under subsection (m) of Section 6 of the Plan if the effect of such adjustment shall cause the members of the Committee to fail to be disinterested persons under Section 16(b) of the Act.

     (c) Substitute Awards. The Company may grant Awards under the Plan in substitution for stock and stock based awards held by employees of or other persons providing services to another corporation who concurrently become employees of or providers of service to the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in the first paragraph of Section 3(a) only to the extent that the substitute Awards are both granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Act and are granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule under the Act) by the stockholders of the entity which issued such predecessor awards.

SECTION 4.  ELIGIBILITY.

     Participants in the Plan will be such full or part time officers and other key employees of the Company and its Subsidiaries ("Employees") and other persons or entities who are responsible for or contribute to the management, growth, or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee. Notwithstanding the foregoing, persons who are directors of the Company, other than any such person who is a full time employee, shall not be eligible for awards under the Plan except as provided in Section 6(m).

SECTION 5.  LIMITATIONS ON TERM AND DATES OF AWARDS.

     (a) Duration of Awards. Subject to Sections 15(a), 15(c), and 15(d) below, no restrictions or limitations on Awards shall extend beyond 10 years (or 10 years and one day in the case of Non-Qualified Stock Options) from the grant date, except that deferrals, elected by participants, of the receipt of Stock or other benefits under the Plan may extend beyond such date.
     (b) Latest Grant Date. No Award shall be granted [more than 10 years after the effective date of the Plan] after December 1, 1999, but then-outstanding Awards may extend beyond such date.

SECTION 6.  STOCK OPTIONS.

     Any stock option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only to Employees.

     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option under Section 422 of the Code.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

          (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than 100% of Fair Market Value on the date of grant and, in the case of Non-Qualified Stock Options, not less than 50% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of Fair Market Value on the date of grant.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the option is granted and no Non-Qualified Stock Option shall be exercisable more than 10 years and one day after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (c) Exercisability. Stock Options shall be exercisable at such future time or times, whether or not in installments, as shall be determined by the Committee at or after the date of grant. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.

          (d)  [Intentionally left blank.]

          (e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or other instrument acceptable to the Committee. As determined by the Committee, in its discretion, at (or, in the case of Non-Qualified Stock Options, at or after) the time of grant, payment in full or in part may also be made in the form of shares of Stock not then subject to restrictions under any Company plan (but which may include shares the disposition of which constitutes a disqualifying disposition for purposes of obtaining incentive stock option treatment for federal tax purposes), unless the Board should in any case determine otherwise. Such surrendered shares shall be valued at Fair Market Value on the exercise date. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (f) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (g) Termination by Death. If an optionee's employment by or other service relationship with the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, both as to that portion which was exercisable by the optionee immediately prior to death and, except as otherwise determined by the Committee, as to any remaining portion, by the legal representative or legatee of the optionee, for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of death or until the expiration of the stated term of the option, if earlier.

          (h) Termination by Reason of Disability. Any Stock Option held by an optionee whose employment by or whose service relationship with the Company and its Subsidiaries has terminated, or who has been designated an inactive employee, by reason of Disability may thereafter be exercised to the extent it was exercisable at the time of the earlier of such termination or such designation (or on such accelerated basis as the Committee shall at any time determine prior to such termination or designation) for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of such termination of employment or other service relationship or designation or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, or until the expiration of the stated term of the option, if earlier. The Committee shall have the authority to determine whether a participant has been terminated or designated an inactive employee by reason of Disability.

          (i) Termination by Reason of Normal Retirement. If an optionee's employment by the Company and its Subsidiaries terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent that it was then exercisable (or on such accelerated basis as the Committee shall at any time determine) for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of Normal Retirement or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, or until the expiration of the stated term of the option, if earlier.

          (j) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by or other service relationship with the Company or its Subsidiaries terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable on the date of termination of employment or other termination of the service relationship (or on such accelerated basis as the Committee shall determine at or after the time of grant) for a period of sixty (60) days (or such longer period up to three years as the Committee shall specify at or after the time of grant) from the date of termination of employment or other termination of the service relationship or until the expiration of the stated term of the option, if earlier, provided, that if the optionee's employment or other service relationship is terminated for "cause" as a result of the optionee's misconduct which, in the judgment of the Committee, casts discredit on him or her, or is otherwise harmful to the business, interests or reputation of the Company, its parent, or a Subsidiary, all Stock Options shall terminate immediately.

          For purposes of the preceding paragraph, if an optionee's employment by the Company or its Subsidiaries is terminated under circumstances entitling the optionee to cash severance pay under any written severance plan, program, policy, or agreement of the Company or its Subsidiaries in force at the time of such termination of employment (a "Severance Program"), then except as otherwise determined by the Committee any Stock Option held by the optionee at termination of employment shall be treated as "exercisable on the date of termination of employment" as to those shares for which it was in fact exercisable immediately prior to termination of employment plus any additional shares for which it would have become exercisable during the severance period (as hereinafter defined) had the optionee remained employed by the Company or its Subsidiaries. For purposes of the preceding sentence, the severance period in the case of any terminated employee entitled to severance under a Severance Program shall be the period of weeks over which his or her cash severance, if paid as salary continuation, would have been paid (whether or not such severance is in fact so paid in such form).

          (k) Incentive Stock Options. Notwithstanding any designation of a Stock Option as an Incentive Stock Option, such Stock Option shall be treated for tax purposes as a Non-Qualified Stock Option to the extent prescribed under Section 422(d) of the Code.

          (l) Form of Settlement. Subject to Sections 15(a), 15(c), and 15(d) below, shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at time of grant that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock or Deferred Stock, or may reserve the right to so provide after time of grant.

          (m) Options Granted to Non-employee Directors. Subject to the limits and adjustment provisions set forth in Section 3, each Non-employee Director serving in such position [as of the effective date of this Plan who does not then own more than five percent of the outstanding shares of Stock is hereby granted a Non-Qualified Stock Option covering 10,000 shares of Stock. The option price under such Option shall be the fair market value of the Stock on the effective date of this Plan.]

     [Each person who is first elected as a Non-employee Director after the effective date of this Plan and who at the time of such election does not own more than five percent of the outstanding shares of Stock shall be granted automatically upon such election a Non-Qualified Stock Option covering the lesser of (a) 10,000 shares (appropriately adjusted pursuant to Section 3) of Stock or (b) the number of shares then available under the applicable limits imposed by Section 3 hereof. If, on account of the limit set forth in the second sentence of Section 3, such Non-employee Director upon his election as such receives no Option or an Option covering fewer than 10,000 shares (appropriately adjusted pursuant to Section 3), and additional shares later become available under said limit while he remains a Non-employee Director and during the term of this Plan, such Non-employee Director shall be granted automatically upon such availability a Non-Qualified Stock Option covering a number of shares equal to the lesser of (a) 10,000 shares (appropriately adjusted pursuant to Section 3) less the numbers of shares (so adjusted) for which one or more Options were previously granted to him under this paragraph or (b) the number of shares then available under Section 3. For purposes of the preceding sentence priority among such Non-employee Directors for additional Options as shares become available shall be determined on the basis of the order of their election as such. If the limit set forth in the second sentence of Section 3 affects two or more such Non-employee Directors elected as such on the same date, the total number of shares which are then available or which later become available for Options shall be allocated proportionately among such Non-employee Directors elected on the same date and entitled to receive additional Options until each such Non-employee Director has received Options for the number of shares (appropriately adjusted pursuant to Section 3) he would have received initially if said limit had not applied. The option price of any Option granted by this paragraph shall be the fair market value of the Stock at the time the Option is granted (such time being either the date of the Non-employee Director's election as such or the date of the availability of shares), as determined by the Committee.]

     [If on the day following the expiration of the term of an Option granted initially hereunder to a Non-employee Director the optionee remains serving in the position of a Director (and does not then own more than five percent of the outstanding shares of Stock), the Non-employee Director shall be automatically granted an Option covering the lesser of (a) 10,000 shares (appropriately adjusted pursuant to Section 3) of Stock or (b) the number of shares then available under the applicable limits imposed by Section 3 herein. If, on account of the limits set forth in the second sentence of Section 3, such Non-employee Director receives under this paragraph no Option or an Option covering fewer than 10,000 shares (appropriately adjusted pursuant to Section
3), and shares later become available under said limit while he remains a Non-employee Director and during the term of this Plan, such Non-employee Director shall be granted automatically upon such availability of a Non-Qualified Stock Option covering a number of shares equal to the lesser of
(a) 10,000 shares (appropriately adjusted pursuant to Section 3) less the number of shares (so adjusted) for which one or more Options were previously granted to him under this paragraph or (b) the number of shares then available under
Section 3. For purposes of the preceding sentence, priority among such Non-employee Directors for additional Options as shares become available shall be determined on the basis of the order of their becoming eligible as such. If the limit set forth in the second sentence of Section 3 affects two or more such Non-employee Directors eligible to receive shares under this paragraph on the same date, the total number of shares which are then available or which later become available from Options shall be allocated proportionately among such Non-employee Directors entitled to receive additional Options until each such Non-employee Director has received Options for the number of shares (appropriately adjusted pursuant to Section 3) he would have initially received if said limit had not applied. The option price of any Option granted by this paragraph shall be the fair market value of the Stock at the time the Option is granted.]

     on the third business day following the date of each annual meeting of the stockholders of the Company (such third day being hereinafter referred to as the "determination date") shall be granted effective as of the determination date a Non-Qualified Stock Option covering 3,000 shares of Stock. The option price under such Stock Option shall be the fair market value of the Stock on the determination date. If, on account of the limit set forth in the second sentence of Section 3(a), there are insufficient shares as of any determination date to permit the grant of a Stock Option covering 3,000 shares (as adjusted) to each Non-employee Director then eligible for a grant, the number of shares available for grant shall be allocated evenly (disregarding any fractional shares) among the Non-employee Directors then eligible for a grant (an "incomplete grant"), and if additional shares later become available under said limit while any such Non-employee Director who received an incomplete grant remains a Non-employee Director and during the term of the Plan, such Non-employee Director shall be granted automatically upon such availability a supplemental Non-Qualified Stock Option covering a number of shares equal to the lesser of (a) 3,000 shares (appropriately adjusted pursuant to Section 3) less the number of shares (as so adjusted) covered by the incomplete grant, or (b) the number of shares then available under Section 3, subject to allocation among Non-employee Directors in accordance with the preceding provisions of this paragraph. The option price of any supplemental Stock Option shall be the fair market value of the Stock on the date of grant (i.e., the date of the availability of additional shares).

     Each Stock Option granted under this subsection (m) may be exercised as follows:

          (1) (A) 25% of the shares subject to such Stock Option may be purchased commencing one year after the date of grant, and

             (B) an additional 25% of such shares may be purchased commencing on the second, third, and fourth anniversaries of the date of grant; and

          (2) subject to (1) above, such Stock Option may only be exercised during the five-year period beginning on the date the Stock Option is granted.
          To the extent that a[n] Stock Option granted hereunder to a Non-employee Director is not exercised when it initially becomes exercisable, it shall be carried forward and be exercisable until the expiration of the term of such Stock Option as described in (2) above; provided, that if the Non-employee Director ceases to be a Director for any reason [(including death)] other than death, any Stock Option held by such Non-employee Director may thereafter be exercised, [to the extent it] as to that portion of the Stock Option which was exercisable immediately prior to the date the optionee ceased to be a Director, only within the three-month period beginning from such date (but in no event beyond the five-year term described in (2) above); and further provided, that if a Non-employee Director ceases to be a Director by reason of death, any Stock Option held by such Non-employee Director immediately prior to death, whether or not then exercisable, shall be exercisable in whole or in part at any time within the three-month period beginning from the date of death (but in no event beyond the five-year term described in (2) above) and then shall terminate.

          All options granted under this subsection (m) may be exercised by delivery of cash and/or Stock.

          Non-employee Directors shall not be granted any Award or Grant under this Plan (including any Stock Appreciation Right or Supplemental Grant) other than [Non-Qualified] Stock Options as specifically provided hereunder.
          [Anything in Section 13 to the contrary notwithstanding, the provisions of this subsection (m) shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules and regulations thereunder.]

SECTION 7.  STOCK APPRECIATION RIGHTS; DISCRETIONARY PAYMENTS

     (a) Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock (or forms of payment permitted under paragraph (e) below) or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, any Stock Option granted under the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Right may be granted either at or after the time of the grant of such option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Right may be granted only at the time of the grant of the option.

     A Stock Appreciation Right or applicable portion thereof granted in tandem with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

     (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

          (i) Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable only at such time or times and to the extent that the related Stock Options shall be exercisable.

          (ii) Upon the exercise of a Stock Appreciation Right, the applicable portion of any related Stock Option shall be surrendered.

          (iii) Stock Appreciation Rights granted in tandem with a Stock Option shall be transferable only with such Stock Option. Stock Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

          (iv) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such option.

     (d) Discretionary Payments. Notwithstanding that a Stock Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the market price of the shares subject to such Stock Option exceeds the exercise price of such Stock Option at the time of its exercise, the Committee may, in its discretion, cancel such Stock Option, in which event the Company shall pay to the person exercising such Stock Option an amount equal to the difference between the Fair Market Value of the Stock to have been purchased pursuant to such exercise of such Stock Option (determined on the date the Stock Option is cancelled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check or in Stock (or in a form of payment permitted under paragraph (e) below) having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this paragraph
(d) only in the event of a written request of the person exercising the option, which request shall not be binding on the Committee.

     (e) Settlement in the Form of Restricted Shares or Rights to Receive Deferred Stock. Subject to Sections 15(a), 15(c), and 15(d) below, shares of Stock issued upon exercise of a Stock Appreciation Right or as a Discretionary Payment shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at time of grant in the case of a Stock Appreciation Right (and at the time of payment in the case of a Discretionary Payment) that such shares shall be in the form of shares of Restricted Stock or rights to acquire Deferred Stock, or in the case of a Stock Appreciation Right may reserve the right to so provide at any time after the time of grant. Any such shares and any shares subject to rights to acquire Deferred Stock shall be valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or the date the Stock Option is cancelled in the case of Discretionary Payments.

     (f) Rules Relating to Exercise. In the case of a participant subject to the restrictions of Section 16(b) of the Act, no stock appreciation right (as referred to in Rule 16b-3(e) or any successor Rule under the Act) shall be exercised (and no request or payment under paragraph (d) above shall be honored or made) except in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule. Notwithstanding paragraph (a) above, in the event of such exercise (or request and payment) during an exercise period currently prescribed by such rule, the Committee may prescribe, by rule of general application, such other measure of value as it may determine but not in excess of the highest per share closing sale price of the Common Stock reported on the New York Stock Exchange Composite Transactions Index during such period and, where a Stock Appreciation Right relates to an Incentive Stock Option, not in excess of an amount consistent with the qualification of such Stock Option as an "incentive stock option" under Section 422 of the Code.

SECTION 8.  RESTRICTED STOCK; UNRESTRICTED STOCK.

     (a) Nature of Restricted Stock Award. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock for a purchase price (which may be zero), subject to such conditions, including a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares, if the purchase price was zero) upon the participant's termination of employment or other service relationship, as the Committee may determine at the time of grant. The original purchase price, if any, shall be determined by the Committee, but if any purchase price is payable in an amount which exceeds the lesser of the par value of the shares or 10% of the fair market value of the Common Stock on the award date, it shall be equal to at least 50% of the fair market value of the Common Stock on the award date.

     (b) Award Agreement. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company by certified or bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a Restricted Stock Award Agreement in such form as the Committee shall determine.

     (c) Rights as a Shareholder. Upon complying with paragraph (b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights described in this Section and subject to any other conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions under the Plan.

     (d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment or other service relationship of the participant with the Company and its Subsidiaries for any reason, such shares shall be resold to the Company at their purchase price, or forfeited to the Company if the purchase price was zero, except as set forth below.

          (i) The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the obligation to resell such shares to the Company shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

          (ii) Except as may otherwise be provided in the Award Agreement, in the event of termination of employment or other service relationship of a participant with the Company and its Subsidiaries for any reason (including death), the participant or the participant's legal representative shall offer to resell to the Company, at the price paid therefor, all Restricted Stock, and the Company shall have the right to purchase the same at such price, or if the price was zero to require forfeiture of the same, provided that except as provided in the Award Agreement, the Company must exercise such right of repurchase or forfeiture not later than the 60th day following such termination of employment or other service relationship.

     (e) Waiver, Deferral, and Investment of Dividends. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends paid on the Restricted Stock.

     (f) Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price not to exceed the lesser of the par value of the shares or 10% of the fair market value of the Common Stock at the time of sale) to any participant shares of Stock free of restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration. Any sale of Unrestricted Stock must take place within 60 days after the time of grant of the right to purchase such shares.

SECTION 9.  DEFERRED STOCK AWARDS.

     (a) Nature of Deferred Stock Award. A Deferred Stock Award is an award entitling the recipient to acquire shares of Stock without payment in one or more installments at a future date or dates, all as determined by the Committee. The Committee may also condition such acquisition on the attainment of specified performance goals.

     (b) Award Agreement. A participant who is granted a Deferred Stock Award shall have no rights with respect to a such Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Deferred Stock Award Agreement.

     (c) Restrictions on Transfer. Deferred Stock Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered. Rights with respect to such Awards shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

     (d) Rights as a Shareholder. A participant receiving a Deferred Stock Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate for shares of Deferred Stock only upon satisfaction of all conditions therefor specified in the Deferred Stock Award Agreement.

     (e) Termination. Except as may otherwise be provided in the Award Agreement, a participant's rights in all Deferred Stock Awards shall automatically terminate upon the participant's termination of employment by or other service relationship with the Company and its Subsidiaries for any reason (including death).

     (f) Acceleration, Waiver, etc. At any time prior to the participant's termination of employment or other service relationship the Committee may in its discretion accelerate, waive, or, subject to Section 13, amend any or all of the restrictions or conditions imposed under any Deferred Stock Award.

     (g) Payments in Respect of Deferred Stock. Without limiting the right of the Committee to specify different terms, the Deferred Stock Award Agreement may either make no provisions for, or may require or permit the immediate payment, deferral, or investment of amounts equal to, or less than, any cash dividends which would have been payable on the Deferred Stock had such stock been outstanding, all as determined by the Committee in its sole discretion.

SECTION 10.  PERFORMANCE UNIT AWARDS.

     (a) Nature of Performance Units. A Performance Unit Award is an award entitling the recipient to acquire cash or shares of Stock, or a combination of cash and Stock, upon the attainment of specified performance goals. The Committee in its sole discretion shall determine whether and to whom Performance Unit Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Unit. Performance Units may be awarded independent of or in connection with the granting of any other Award under the Plan.

     (b) Award Agreement. A participant shall have no rights with respect to a Performance Unit Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Performance Unit Award Agreement.

     (c) Restrictions on Transfer. Performance Unit Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, and if exercisable over a specified period, shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

     (d) Rights as a Shareholder. A participant receiving a Performance Unit Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Unit Award only upon satisfaction of all conditions therefor specified in the Performance Unit Award Agreement.

     (e) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment or other service relationship, a participant's rights in all Performance Unit Awards shall automatically terminate upon the participant's termination of employment by or other service relationship with the Company and its Subsidiaries for any reason (including death).

     (f) Acceleration, Waiver, etc. At any time prior to the participant's termination of employment by or other service relationship with the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive, or, subject to Section 13, amend any or all of the goals, restrictions, or conditions imposed under any Performance Unit Award.

     (g) Exercise. The Committee in its sole discretion shall establish procedures to be followed in exercising any Performance Unit, which procedures shall be set forth in the Performance Unit Award

Agreement. The Committee may at any time provide that payment under a Performance Unit shall be made, upon satisfaction of the applicable performance goals, without exercise by the participant. Except as otherwise specified by the Committee, (i) a Performance Unit granted in tandem with a Stock Option may be exercised only while the Stock Option is exercisable, and (ii) the exercise of a Performance Unit granted in tandem with any Award shall reduce the number of shares subject to the related Award on such basis as is specified in the Performance Unit Award Agreement.

SECTION 11.  OTHER STOCK-BASED AWARDS; SUPPLEMENTAL GRANTS.

     (a) Nature of Awards. The Committee may grant other Awards under which Stock is or may in the future be acquired ("Other Stock-based Awards"). Such awards may include, without limitation, debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Subject to the purchase price limitations in paragraph (b) below, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt.

     (b) Purchase Price; Form of Payment. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-based Award. However, no shares of Stock (whether acquired by purchase, conversion, or exchange or otherwise) shall be issued unless (i) issued at no cost to the recipient (or for a purchase price not in excess of the lesser of the par value of the Shares or 10% of the Fair Market Value of the Stock as of the time of sale), or (ii) sold, exchanged, or converted by the Company, and the Company shall have received payment for such Stock or securities so sold, exchanged, or converted equal to at least 50% of Fair Market Value of the Stock on the grant or effective date, or the exchange or conversion date, under the Award, as specified by the Committee. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

     (c) Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver of Restrictions. The Committee may determine the conditions under which an Other Stock-based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Committee may in its sole discretion accelerate, waive, or, subject to Section 13, amend any or all of the limitations or conditions imposed under any Other Stock-based Award.

     (d) Award Agreements. A participant shall have no rights with respect to any Other Stock-based Award unless within 60 days after the grant of such Award (or such shorter period as the Committee may specify) the participant shall have accepted the Award by executing and delivering to the Company an Other Stock-based Award Agreement.

     (e) Nontransferability. Other Stock-based Awards may not be sold, assigned, transferred, pledged, or encumbered except as may be provided in the Other Stock-based Award Agreement. However, in no event shall any Other Stock-based Award be transferred other than by will or by the laws of descent and distribution or be exercisable during the participant's lifetime by other than the participant or the participant's legal representative.

     (f) Rights as a Shareholder. A recipient of any Other Stock-based Award will have rights of a shareholder only at the time and to the extent, if any, specified by the Committee in the Other Stock-based Award Agreement.

     (g) Deemed Dividend Payments; Deferrals. Without limiting the right of the Committee to specify different terms, an Other Stock-based Award Agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends or deemed dividends payable or deemed payable on Stock subject to the Award.

     (h) Supplemental Grants. The Company may in its sole discretion make a loan to the recipient of an Award hereunder, either on or after the date of grant of such Award. Such loans may be made either in connection with the exercise of a Stock Option, a Stock Appreciation Right, or an Other Stock-based Award, in connection with the purchase of shares under any Award, or in connection with the payment of any federal income tax in respect of income recognized under an Award. The Committee shall have full authority to decide whether to make a loan hereunder and to determine the amount, term, and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall provide or reimburse to the borrower the amount used by him for the payment of the par value of any shares of Common Stock issued, have a term (including extensions) exceeding ten years in duration, or be in an amount exceeding the total exercise or purchase price paid by the borrower under an Award or for related Stock under the Plan plus an amount equal to the cash payment permitted in the following paragraph.

     The Committee may at any time authorize a cash payment, in respect of the grant or exercise of an Award under the Plan or the lapse or waiver of restrictions under an Award which shall not exceed the amount which would be required in order to pay in full the federal income tax due as a result of income recognized by the recipient under both the Award and such cash payment, in each case assuming that such income is taxed at the regular maximum marginal rate applicable to individuals under the Code as in effect at the time such income is includable in the recipient's income. Subject to the foregoing, the Committee shall have complete authority to decide whether to make such cash payments in any case, to make provision for such payments either simultaneously with or after the grant of the associated Award, and to determine the amount of each such payment.

SECTION 12.  TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

          (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

          (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

     For purposes of Section 6(j), Section 8(a), Section 8(d), Section 9(e),
Section 9(f), Section 10(e) and Section 10(f), except as otherwise determined by the Committee an optionee employed as an employee by the Company and its Subsidiaries shall be treated as having incurred a termination of employment by or other service relationship with the Company and its Subsidiaries on the date he or she ceases to be an employee, whether or not he or she continues to provide services to the Company or its Subsidiaries on some other basis.

SECTION 13.  AMENDMENTS AND TERMINATION.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by stockholders, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code or the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

SECTION 14.  STATUS OF PLAN.

     With respect to the portion of any Award which has not been exercised and any payments in cash, stock, or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15.  GENERAL PROVISIONS.

     (a) No Distribution; Compliance with Legal Requirements, etc. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan does not confer upon any employee or other person any right to continued employment or the continuation of any service relationship with the Company or a Subsidiary, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or other service relationship that may exist between it and any person.

     (c) Tax Withholding, etc. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (d) Cancellation of Awards. The Committee may provide, with respect to any Award, that the Award shall be cancelled or rescinded and any associated shares forfeited, and that the participant be obligated to pay to the Company any gain received upon exercise or vesting, in the event that the participant competes with the Company or its Subsidiaries, discloses confidential information of the Company or its Subsidiaries, or otherwise is not in compliance with any provision of the Award, in each case on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 16.  EFFECTIVE DATE OF PLAN.

     The Plan shall not become effective unless approved by the vote of the holders of a majority of the shares of capital stock of the Company represented at a meeting of stockholders. Subject to such effectiveness, and to the requirement that no Stock may be issued hereunder prior to such approval, Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board.

                          BOLT BERANEK AND NEWMAN INC.

                       ANNUAL MEETING - NOVEMBER 3, 1994

P
R           The undersigned hereby appoints George H. Conrades and Nancy J.
O Nitikman as proxies and each or either of them as proxy with full power of X substitution to each, to vote and act at the Annual Meeting of Shareholders Y of Bolt Beranek and Newman Inc. (notice and proxy statement in respect of which have been received by the undersigned) and at any and all adjournments thereof, upon and in respect of all shares of Common Stock as to which the undersigned may be entitled to vote or act, with all powers the undersigned would possess if personally present. The proxies are hereby instructed upon the matters specified in the notice of the meeting as indicated on the reverse side. The proxies are hereby instructed to vote in their discretion upon such other business as may properly come before the meeting.


            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED, AND IF NO INSTRUCTION IS INDICATED, WILL BE VOTED FOR ELECTING DIRECTORS AS SET FORTH IN ITEM (1), AND FOR PROPOSALS (2), (3), AND (4).


                                                                   -----------
                                                                   SEE REVERSE
                                                                      SIDE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE      -----------

/X/      Please mark
         votes as in
         this example

1.       Electing all the nominees listed
         below (or if any nominee is not
         available for election, such                                                                    FOR   AGAINST   ABSTAIN
         substitute as the Directors may              2.      Authorizing amendments to the
         designate).                                          Company's 1986 Stock Incentive Plan        / /     / /       / /
                                                              relating to an increase in number of
NOMINEES: as Class II Directors:  John M.                     shares available, an extension of
Albertine, Roger D. Wellington                                the period for awards, and changes
                                                              to conform to the tax code.
         FOR              WITHHOLD
         BOTH             FROM BOTH
         NOMINEES         NOMINEES

          / /               / /                       3.      Authorizing amendments to the              FOR   AGAINST   ABSTAIN
                                                              Company's 1986 Stock Incentive Plan
                                                              relating to options for                    / /     / /       / /
                                                              non-employee Directors.

/ /
    -----------------------------------------
    For both nominees except as noted above                                                              FOR   AGAINST   ABSTAIN
                                                      4.      Ratifying the selection of Coopers &
                                                              Lybrand as auditors of the Company.        / /     / /       / /


                                                               MARK HERE
                                                              FOR ADDRESS                       DISCONTINUE
                                                               CHANGE AND                         MULTIPLE
                                                              NOTE AT LEFT      / /               MAILINGS       / /

                                                      Please sign exactly as your name appears.  If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

                                                      Signature: ______________________________________  Date ________________

                                                      Signature: ______________________________________  Date ________________


VOTING INSTRUCTIONS                                         VOTING INSTRUCTIONS

                 BOLT BERANEK AND NEWMAN INC. RETIREMENT TRUST
                                 BBN STOCK FUND

         Please return this card in the enclosed postage paid envelope to The First National Bank of Boston, P.O. Box 1628, Boston, Massachusetts 02105.

         The undersigned directs the Trustees of the Bolt Beranek and Newman Inc. Retirement Trust to vote the shares of BBN Common Stock, represented by the undersigned's fractional interest in the Trust's BBN Stock Fund, at the Annual Meeting of Shareholders of Bolt Beranek and Newman Inc. to be held in the Enterprise Room, 5th Floor, State Street Bank Building, 225 Franklin Street, Boston, Massachusetts, on Thursday, November 3, 1994, at 10:30 a.m.
The Trustees are further authorized to vote such shares upon the matters specified in the notice of the meeting as indicated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. The Trustees are authorized to vote such shares in person or by proxy.

         THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY BY THE TRUSTEES. SHARES OF BBN COMMON STOCK HELD IN THE BBN STOCK FUND FOR WHICH NO DIRECTIONS ARE TIMELY RECEIVED WILL BE VOTED BY THE TRUSTEES IN PROPORTION TO THOSE SHARES FOR WHICH THEY DO RECEIVE TIMELY VOTING INSTRUCTIONS.


                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        -----------

/ X/    Please mark
        votes as in
        this example


1.       Electing all the nominees listed
         below (or if any nominee is not
         available for election, such                                                                    FOR   AGAINST   ABSTAIN
         substitute as the Directors may              2.      Authorizing amendments to the
         designate).                                          Company's 1986 Stock Incentive Plan        / /     / /       / /
                                                              relating to an increase in number of
NOMINEES: as Class II Directors:  John M.                     shares available, an extension of
Albertine, Roger D. Wellington                                the period for awards, and changes
                                                              to conform to the tax code.
       FOR              WITHHOLD
       BOTH             FROM BOTH
       NOMINEES         NOMINEES
                                                                                                         FOR   AGAINST   ABSTAIN
         / /              / /                         3.      Authorizing amendments to the
                                                              Company's 1986 Stock Incentive Plan        / /     / /       / /
                                                              relating to options for non-employee
                                                              Directors.





- - -----------------------------------------                                                                FOR   AGAINST   ABSTAIN
For both nominees except as noted above               4.      Ratifying the selection of Coopers &
                                                              Lybrand as auditors of the Company.        / /     / /       / /


                                                                MARK HERE
                                                              FOR ADDRESS                  DISCONTINUE
                                                               CHANGE AND                   MULTIPLE
                                                              NOTE AT LEFT     / /          MAILINGS     / /

                                                      Please sign exactly as your name appears.  If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

                                                      Signature: ____________________________________    Date _____________

                                                      Signature: ____________________________________    Date _____________
